UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
XBiotech Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

XBiotech Inc.

5217 Winnebago Lane

Austin, Texas 78744

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on August 29, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Meeting”) of XBiotech Inc., a British Colombia corporation (the “Company”). The meeting will be held on Friday, August 29, 2025 at 10:00 a.m. central time in a virtual meeting format only, via the Internet, with no physical in-person meeting, for the following purposes:

1.	To elect the five (5) nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

4.	To approve the Company’s 2025 Equity Incentive Plan.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/xbit. In order to attend, you must register in advance at www.proxydocs.com/xbit prior to the deadline of August 28, 2025 at 5:00 p.m. central time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting. You will not be able to attend the Annual Meeting in person.

Our Board unanimously recommends that you vote “For” the election of all five nominees for director, “For” ratification of the selection by the Audit Committee of the Board of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025, “For” approval of the compensation of the Company’s executive officers on an advisory basis, and “For” approval of the Company’s 2025 Equity Incentive Plan.

The record date for the annual meeting is July 24, 2025. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Your vote is very important. Pursuant to the ruled promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials, including the Notice of Annual Meeting of Shareholders (the “Notice”) and our 2024 Annual Report (which includes our 2024 Annual Report on Form 10-K, which was filed with on March 18, 2025 and supplemented by an amendment on Form 10-K/A filed with the SEC on April 29, 2025, both by sending you a full set of proxy materials and making copies of these materials available on the internet. We expect our 2024 Annual Report and proxy materials to be available on or about July 7, 2025. We urge you to access and review the proxy materials before voting and vote as soon as possible, whether or not you plan to attend the Meeting. This Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. You will need the control number printed on your Notice, proxy card or voting instruction card in order to vote and you will not otherwise receive a paper or email copy. A list of shareholders of record will be available during the Meeting for inspection by shareholders for any legally valid purpose relating to the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on August 29, 2025 at 10:00 a.m. central time virtually at www.proxydocs.com/xbit:

This Notice, the proxy statement and annual report to shareholders are available at www.proxydocs.com/xbit.

By Order of the Board of Directors

John Simard
President, CEO and Chairman

Austin, Texas

July 7, 2025

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

To be held on August 29, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials?

Pursuant to rules adopted by the SEC, we have made these materials available to you over the internet and have delivered printed versions of these materials to you by mail because the Board of Directors (sometimes referred to as the “Board”) of XBiotech Inc. (sometimes referred to as “we,” “us,” the “Company” or “XBiotech”) is soliciting your proxy to vote at our 2025 Annual Meeting of Shareholders, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice in addition to the a printed set of the proxy materials so delivered. The Notice was first mailed to our Shareholders of record entitled to vote at the annual meeting on or about July 7, 2025.

How do I attend the annual meeting?

The meeting will be held on Friday, August 29, 2025 at 10:00 a.m. central time virtually at www.proxydocs.com/xbit. In order to attend, you must register in advance at www.proxydocs.com/xbit prior to the deadline of August 28, 2025 at 5:00 p.m. central time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on July 24, 2025 will be entitled to vote at the annual meeting. As of June 27, 2025, there were 30,487,731 shares of common stock outstanding and entitled to vote.

Shareholders of Record: Shares Registered in Your Name

If on July 24, 2025 your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote virtually at www.proxydocs.com/xbit at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 24, 2025 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and will have received a Notice from that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares through the internet at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the five (5) nominees for director named herein for a one-year term;

•

Ratification of the selection by the Audit Committee of the Board of Directors of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025; and

•	Approval, on an advisory basis, of the compensation of the Company’s named executive officers for fiscal year 2024.

•	Approval of the Company’s 2025 Equity Incentive Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of Proposals 2, 3 and 4, you may vote “For” or “Against” or abstain from voting. Our Board unanimously recommends that you vote “For” the election of all five nominees for director, “For” ratification of the selection by the Audit Committee of the Board of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025, “For” approval of the compensation of the Company’s executive officers, and “For” approval of the Company’s 2025 Equity Incentive Plan.

The procedures for voting are fairly simple:

Shareholders of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote online if attending the annual meeting, by proxy over the telephone, by proxy through the internet, or by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote through the internet even if you have already voted by proxy.

•

To vote using a proxy card that may be delivered to you at a later time, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-243-5061 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by the start of the meeting to be counted.

•

To vote through the internet, go to www.proxydocs.com/xbit to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by the start of the meeting to be counted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from XBiotech. Simply follow the instructions in the Notice to ensure that your vote is counted. To vote during the meeting, you must submit a valid legal proxy via email to dsmsupport@betanxt.com with the subject line “Legal Proxy” by 5:00 p.m., Central Time, on August 28, 2025, and must also register to attend the Annual Meeting, as described above. If you have a valid legal proxy, you may submit your vote via the Internet or by telephone, as instructed by your broker, bank, or other agent, at any time prior to the closing of the polls during the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 24, 2025, with no shares having cumulative voting rights.

What happens if I do not vote?

Shareholders of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing a proxy card, by telephone, or through the internet at the annual meeting, your shares will not be voted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Routine matters, on which a broker or other nominee is generally empowered to vote, include ratification of the appointment of an independent registered public accounting firm. Accordingly, your broker or nominee may not vote your shares on Proposals 1,3 and 4 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all five nominees for director, “For” ratification of the selection by the Audit Committee of the Board of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025, “For” approval on advisory basis of the compensation of the Company’s executive officers, and “For” approval of the Company’s 2025 Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company anticipates first mailing definitive copies of this proxy statement on or about July 7, 2025. We are asking for your proxy and will pay all of the costs associated with asking for shareholders’ proxies for the 2025 Annual Meeting. In addition to the use of the mail, proxies may be solicited by the Directors, officers and employees of XBiotech by personal interview, telephone or otherwise. Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with solicitation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners holding our shares in street name, and we will reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with the forwarding of solicitation material.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Shareholders of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to XBiotech’s Secretary at 5217 Winnebago Lane, Austin, TX 78744.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank in order to change your vote.

When are shareholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, your proposal must be delivered in writing to the attention of the Secretary of XBiotech Inc. at 5217 Winnebago Lane, Austin, TX 78744. The deadline after which date the notice of a shareholder proposal submitted is considered untimely is March 2, 2026. The deadline for submitting nominees for inclusion in the Company’s proxy statement and form of proxy pursuant to the Company’s governing documents as they relate to the inclusion of shareholder director nominees in the Company’s proxy materials for the Company’s next annual meeting of the shareholders to be held in 2026 is July 7, 2026; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. If you wish to submit a solicitation of proxies in support of director nominees other than the Company’s nominees pursuant to Rule 14a-19 for the Company’s next annual meeting, notice to us must be made no later than July 7, 2026. Any dissenting shareholder should comply with the additional requirements of a proper notice under Rule 14a-19, which includes the statement that a dissident using the universal proxy rule intends to solicit 67% of the outstanding voting shares entitled to vote on the election of directors. You are also advised to review the Company’s Articles, which contain additional requirements about advance notice of shareholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold” ; and for the proposal to ratify the Audit Committee’s selection of Whitley Penn LLP as our independent public accounting firm, votes “For” “Against,” broker non-votes and abstentions. Abstentions and broker non-votes will be counted towards the vote totals for Proposal 2 and will have the same effect as “Against” votes. Abstentions will have the same effect as “Against” on the outcome of Proposals 3 and 4. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1,3 and 4.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee may not vote the shares. These unvoted shares are counted as “broker non-votes.”

Proposals 1,3 and 4 are considered non-routine, so a broker or nominee holding shares may not vote those shares on those proposals without specific instructions from the beneficial owner. Proposal 2, the proposal to ratify our independent public accounting firm is considered routine.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of directors, the five nominees receiving more “For” votes than “Withhold” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

To be approved, Proposal 2 ratifying the selection by the Audit Committee of the Board of Directors of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

•

To be approved, Proposal 3, the advisory approval of the Company’s executive compensation must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

•

To be approved, Proposal 4 the approval of the Company’s 2025 Equity Incentive Plan must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least one-third of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. The actual number of shares entitled to vote on the record date, July 24, 2025, will be determined and disclosed in a supplement if materially different. The holders of at least 33 1⁄3% of the issued shares entitled to vote must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote through the internet at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to shareholders are available at www.proxydocs.com/xbit.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials or other annual meeting materials to those convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are XBiotech Inc. shareholders will be “householding” the Company’s proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials or set of annual meeting materials, please notify your broker or XBiotech Inc. Direct your written request to XBiotech Inc., Attn: Corporate Relations, 5217 Winnebago Lane, Austin, TX 78744, or contact our Corporate Relations at XBiotech Inc. by telephone at (512) 386-2900. Shareholders who currently receive multiple sets of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of July 7, 2025 by (i) each of our directors; (ii) each of our Named Executive Officers as defined below under the heading “Executive Compensation”; (iii) each person known by us to beneficially own more than 5% of our outstanding common stock and (iv) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options held by such persons that are exercisable as of September 5, 2025, which is 60 days after July 7, 2025.

Percentage of beneficial ownership is based on 30,487,731 shares of common stock outstanding as of July 7, 2025.

Beneficial Owner	Number of Shares	Percent of Total

Name and address of Greater than 5% Shareholders

Thomas Gut(1) Lindenberg Family Office Ltd. Laternengasse 5 8001 Zurich, Switzerland	3,914,111	12.8%

Named Executive Officers and Directors(2)

John Simard	5,719,775	17.7%

Jan-Paul Waldin	400,243	1.3%

W. Thorpe McKenzie(3)	3,006,259	9.8%

Peter Libby	162,500		*

Sushma Shivaswamy	515,000	1.7%

Angela Hu	80,500		*

Craig Rademaker(4)	170,985		*

Thomas Kündig(5)	300,000		*

All named executive officers and directors as a group (8 persons)(6)	10,355,262	30.8%

*	Less than one percent.
(1)	Based on information set forth in a Form13/G filed with the SEC on February 7, 2024.
(2)

These figures include shares of common stock underlying stock options held by our Chief Executive Officer and directors that are immediately exercisable or scheduled to become immediately exercisable within 60 days of July 7, 2024. Underlying stock options include the following amounts: John Simard – 1,896,609; Jan-Paul Waldin – 200,000; Thorpe McKenzie – 302,500; Peter Libby – 137,500; Sushma Shivaswamy – 515,000 and Angela Hu – 55,000.

(3)

Mr. McKenzie served as a director until his retirement on March 27, 2025. This figure includes 66,748 shares held by the McKenzie Foundation, 31,864 shares held by Mr. McKenzie’s spouse and 7,676 shares held in a Trust for Mr. McKenzie’s stepchildren.

(4)	Mr. Rademaker was appointed to the board on June 24, 2025. This figure includes 104,237 shares held by a family trust and 66,748 shares held by Mr. Rademaker’s spouse.
(5)	Mr. Kündig was appointed to the board on June 24, 2025. This figure includes 200,000 shares held by Mr. Kündig and 100,000 shares held by Mr. Kündig’s daughters.
(6)

Includes 3,106,609 shares of common stock underlying stock options held by our executive officers and directors (8 persons total) that are immediately exercisable or are scheduled to become exercisable within 60 days of July 7, 2025.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors. The current terms of the directors will expire upon conclusion of the Annual General Meeting, or, if sooner, until the director’s death, resignation or removal. There are five nominees for director for the new term commencing immediately after the Annual General Meeting, consisting of three incumbent directors (Mr. Simard, Dr. Kündig and Mr. Rademaker) and two new nominees (Dr. Troy and Mr. Soffer). Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Each director to be elected and qualified will hold office until the next annual meeting of shareholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Notwithstanding the foregoing, directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors if the number of eligible nominees standing for election at any meeting of the shareholders exceeds the number of directors to be elected. The five nominees receiving the highest number of affirmative votes will be elected.

The Company invites and encourages all directors and nominees for director to attend the annual meeting of shareholders. All of the Company’s directors at the time of the 2024 Annual General Meeting were in attendance either in person or via teleconference.

Current Board and Nominees

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the members of the Nominating and Corporate Governance Committee, together with the other independent directors of the Board, have identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee members and independent directors of the Board view as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the members of the Nominating and Corporate Governance Committee and the other independent directors of the Board to conclude that the person should serve as a director as of the date of this proxy statement. However, each of the members of the Nominating and Corporate Governance Committee and independent directors of the Board may have a variety of reasons why he believes a particular person would be an appropriate nominee or director for the Board, and these views may differ from the views of other members.

Name	Age	Position Held With the Company

John Simard	63	Founder, President, Chief Executive Officer & Chairman

Jan-Paul Waldin, Esq.	76	Lead Director

Peter Libby, M.D.	78	Director

Tak W. Mak, Ph.D.	78	Director

Thomas Kündig, M.D.	62	Director[1]

Craig Rademaker	60	Director[1]

Tevi D. Troy, M.A., Ph.D.	58	Director Nominee

David Soffer, B.Sc. DMD	60	Director Nominee

[1]

Dr. Kündig and Mr. Rademaker were appointed to the Board on June 24, 2025 to serve until the 2025 annual meeting of shareholders of the Company, where they are being nominated for election by our shareholders.

John Simard, Chairman of the Board, founded XBiotech Inc. in 2005 and has served as its President and Chief Executive Officer and Chairman of the Board since that time. Prior to XBiotech, he was founder and Chief Executive Officer of CTL ImmunoTherapies Corp., a developer of therapeutic vaccines to treat cancer and chronic infectious disease; he also founded AlleCure Corp., of Valencia, California, a developer of allergy treatments and immune modulating therapies. In 2001, AlleCure and CTL ImmunoTherapies merged to form MannKind Corp., where Mr. Simard served as Corporate Vice President and a board member. Mr. Simard holds a degree in Biochemistry from the University of Saskatchewan and attended graduate studies in Medical Biophysics/Immunology at the University of Toronto. He has over 240 issued and pending patents related to cancer therapy, therapeutic vaccines and therapeutic antibodies, as well as a substantial number of peer-reviewed scientific publications and the textbook “Immune Response Genes.”

Our Board of Directors believes that Mr. Simard’s qualifications to serve as a director include his extensive executive leadership experience, his role as founder of the company, his many years of service on our Board of Directors and as our Chief Executive Officer, and extensive knowledge of our company and industry.

Jan-Paul Waldin, Esq. has served on our Board of Directors since February 2018 and was appointed Lead Director in 2019. Mr. Waldin is a lawyer in Ontario, Canada and is a member of the Law Society of Upper Canada. He has been the principal of Waldin Barristers, a boutique civil litigation and advisory firm in Toronto, Canada, since January, 1981. Mr. Waldin practices trial and appellate advocacy principally in the area of complex corporate commercial litigation. He has acted as lead counsel in all levels of court in Ontario and Canada, including the Supreme Court of Canada, the Federal Court of Canada, the Ontario Court of Appeal, the Ontario Superior Court of Justice and before Canadian federal and provincial administrative tribunals. Mr. Waldin’s counsel and strategic advice is regularly sought by both publicly traded and closely held companies based in Canada, the European Union and the United States in connection with regulatory and administrative law matters, structuring shareholder relations and contentious corporate transactions. He has held directorships in private and multinational companies, principally in the manufacturing, aviation and pharmaceutical industries. A graduate of the University of Toronto and Osgoode Hall Law School, Mr. Waldin was called to the Ontario bar in 1976 and served his articles of clerkship under the late Mr. Justice Archie Campbell at the Policy Development Branch of the Ministry of the Attorney General for Ontario. He was Law Clerk to the Honourable Willard Z. Estey, then Chief Justice of the High Court of Justice of Ontario.

Mr. Waldin was selected to serve on our Board of Directors based on his knowledge and experience with publicly traded companies and corporate law. Due to these qualifications, the Board has elected him to serve as Chairman of the Nominating and Corporate Governance Committee.

Peter Libby, M.D., has served on our Board of Directors since July 2019. Dr. Libby has been a cardiovascular medicine specialist at Brigham and Women’s Hospital (BWH) Since October 1990. He became a full professor in March 1996 and since December 1998 has been the Mallinckrodt Professor of Medicine at Harvard Medical School (HMS). Dr. Libby received his medical degree from the University of California, San Diego School of Medicine. He completed a residency in internal medicine and a fellowship in cardiovascular disease at Peter Bent Brigham Hospital (now BWH). He also completed a research fellowship in cellular physiology at HMS. Dr. Libby is board certified in internal medicine and cardiovascular disease. The author of over 500 original peer-reviewed publications, over 580 reviews, chapters and other publications, Dr. Libby also serves as an editor of the leading textbook of cardiovascular medicine. Dr. Libby’s clinical and research interests include vascular biology, atherosclerosis and preventive cardiology. The research laboratory that Dr. Libby directs studies the messengers created by the body that may produce arterial plaque and blockages, as well as normal and abnormal function of smooth muscle and endothelial cells. Dr. Libby is perennially named a top cardiologist. His research has received funding from the American Heart Association and National Institutes of Health. Dr. Libby has received research recognitions on four continents including the highest research awards from the American Heart Association and American College of Cardiology, the Gold Medal of the European Society of Cardiology, the Anitchkow award from the European Atherosclerosis Society, The Ernst Jung Gold Medal for Medicine, and the Earl Benditt award for vascular biology.

Mr. Libby was selected to serve on our Board based on his extensive knowledge and experience in cardiovascular medicine, a field in which he is regarded as one of the top key opinion leaders. He has also pioneered groundbreaking research, published in 2018, that demonstrates that a crucial mechanism behind heart attacks and stroke may involve inflammation of the type that is targeted by certain of the Company’s key drug discovery, development and commercialization activities.

Tak W. Mak, Ph.D., was appointed to the Company’s Board of Directors on December 24, 2024. Dr. Mak is a world-renowned scientist who serves as a professor in the Departments of Medical Biophysics and Immunology at the University of Toronto and has been inducted into the Canadian Medical Hall of Fame. In 1984, he identified and cloned the T cell receptor, which advanced basic and applied fields of immunology and opened the door for the development of modern immunotherapies. In 1993, Dr. Mak launched the Amgen Research Institute in Toronto, firmly establishing Toronto as one of the world’s leading centers of biomedical research. Dr. Mak’s work led to medical innovation that changed the foundation of oncology – identification of the immune checkpoint inhibitor CTLA-4, has become one of the most important therapeutic targets in oncology today. Dr. Mak cofounded Agios Pharmaceuticals, a cellular metabolism-focused biotechnology company that has developed multiple FDA-approved cancer treatments. The Cancer Research Institute awarded Dr. Mak the 2023 William B. Coley Award for Distinguished Research in Basic and Tumor Immunology, which is the CRI’s highest scientific honor.

Dr. Thomas Kündig, M.D., was appointed to the Company’s Board of Directors on June 24, 2025. Dr. Kündig is a distinguished leader in academic medicine, currently serving as Director of the Department of Dermatology at the University Hospital Zurich (USZ) and Full Professor of Dermatology and Allergology at the University of Zurich. With over three decades of experience spanning clinical care, translational research, and institutional leadership, he brings a unique blend of scientific rigor, operational excellence, and strategic vision. Dr. Kündig’s career is marked by pioneering contributions to immunodermatology, particularly in the development of intralymphatic immunotherapy (ILIT), which has significantly reduced treatment durations for allergy patients. His research group has also advanced preclinical models for cancer immunotherapy and allergen-specific monoclonal antibodies. As a department head, Dr. Kündig has overseen substantial resources and complex clinical operations, leading initiatives in patient-centered care, including the integration of self-help programs to enhance health literacy. His leadership has positioned USZ’s dermatology clinic as a national and international reference center, reflecting his ability to elevate institutional performance and reputation.

Dr. Kündig’s governance experience includes board roles in the Swiss Society for Dermatology & Venereology and the European Dermatology Forum. As well, he is a recipient of the Swiss Technology Award and the Georg-Friedrich Götz Prize. Prof. Kündig has an M.D. from the University of Zürich.

Craig Rademaker was appointed to the Company’s Board of Directors on June 24, 2025. Mr. Rademaker is presently responsible for capital markets activities for Hillcore Group, a leading independent Canadian investment firm focused on life sciences, logistics, industrial and energy sectors among others. Hillcore has offices in Vancouver, Edmonton, Calgary, and Toronto and employs more than 7,500 employees and assets valued in excess of $5 billion.

Mr. Rademaker has over 25 years’ experience in the financial industry, covering a multitude of areas and industries, both private and public. These include institutional and retail brokerage, principal trading, equity and debt raising, mergers and acquisitions advice and venture capital as a facilitator and principal investor. Mr. Rademaker started his career in venture capital at the age of 16, working in his father’s firm in Vancouver, B.C. At 23 Mr. Rademaker began working on trade desk and was quickly promoted the underwriting group, managing an international trade desk with focus on trading volatility and market making for public companies. During his underwriting years, Mr. Rademaker was responsible for multiple initial public offerings, reverse take overs and mergers related to US, Canadian and international exchanges. After approximately 15-20 years in underwriting, Mr. Rademaker transitioned to become a capital markets leader at a Canadian private equity firm and opened a Canadian office for a European trust company group. Mr. Rademaker’ focus has evolved towards helping companies and investors build risk mitigating strategies, align competing interests and perfect capital stocks. Mr. Rademaker has a B.Sc. degree in economics from Simon Fraser University.

The Hon. Tevi D. Troy, M.A., Ph.D., is a Senior Fellow at the Ronald Reagan Institute, Senior Scholar at the Straus Center at Yeshiva University, former Deputy Secretary of Health and Human Services, White House aide and a best-selling author on presidential history. Dr. Troy is former Deputy Secretary of the U.S. Department of Health and Human Services, the chief operating officer of the largest civilian department in the federal government, with a budget of $716 billion and over 67,000 employees. Dr. Troy has extensive White House experience, serving in several high-level positions, culminating in his service as Deputy Assistant and then Acting Assistant to the President for Domestic Policy. Dr. Troy has held high-level positions on Capitol Hill as well, serving as Policy Director for Senator John Ashcroft, Senior Domestic Policy Adviser and later Domestic Policy Director for the House Policy Committee. In addition to governmental work and health care expertise, Dr. Troy has written over 400 published articles for The New York Times, The Wall Street Journal, The Washington Post, Politico, The Atlantic, and many other publications. He is a frequent television and radio analyst, and has appeared on CNN, C-SPAN, Fox News, and The NewsHour, among other outlets. Dr. Troy has a B.S. in Industrial and Labor Relations from Cornell University and an M.A and Ph.D. in American Civilization from the University of Texas at Austin.

Dr. David Soffer, B.Sc. DMD, has a distinguished background in both science and healthcare. After earning a Bachelor of Science in Biochemistry from the University of Saskatchewan, Dr. Soffer was a researcher at the Weizmann Institute in Rehovot, Israel, where his work on autoimmune disorders led to a published study in the European Journal of Immunology entitled “Factors Outside the Major Histocompatibility Complex Influence Susceptibility to Acquired Autoimmune Encephalomyelitis.” Following his scientific work, Dr. Soffer pursued dentistry, graduating with a Doctor of Dental Medicine (DMD) from the University of Saskatchewan in 1996. Over the next two decades, he practiced dentistry in rural Canada, where he owned and operated clinics. He also founded a hospital dentistry program to treat pediatric patients under general anesthesia, enhancing access to care in underserved communities. Dr. Soffer continues to practice dentistry and serve outlying communities that require specialized care. Beyond his clinical work, Dr. Soffer is an active trader in the stock market. Drawing on his analytical background and commitment to fairness, he looks to contribute to broader discussions on equity and transparency, aiming to amplify the voices and concerns of retail investors in an increasingly complex biotechnology sector.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR EACH OF

THE FIVE NAMED NOMINEES

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has determined that the following existing directors and nominees for the next Board term are independent within the meaning of the applicable NASDAQ listing standards: Dr. Thomas Kündig, Mr. Jan-Paul Waldin, Mr. Curtis Rademaker, Dr. Peter Libby, Dr. David Soffer and Dr. Tevi Troy. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Current Board Leadership Structure

Our Board of Directors is currently chaired by John Simard, our Chief Executive Officer. Jan-Paul Waldin currently serves as the Company’s independent lead director. Our Board of Directors believes that, given the perspective, experience, and expertise that Mr. Simard brings as the founder of the Company, he is the most equipped individual to serve as both CEO and Chairman of the Board and his service in these capacities is appropriate and in the best interests of our Board of Directors, our company and our shareholders. Mr. Waldin currently serves on our Board of Directors as lead director, is chairman of the Nominating and Corporate Governance Committee, chairman of the Compensation Committee and chairman of the Audit Committee. Dr. Thomas Kündig currently serves on our Board of Directors and is a member of the Compensation Committee. Dr. Peter Libby currently serves on our Board of Directors and is a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Tak W. Mak currently serves on our Board of Directors. Craig Rademaker serves on our Board of Directors and is a member of the Audit Committee.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board of Directors met four times during 2024, the Company’s last fiscal year. All directors who served in 2024 attended all of the meetings of the Board and of the committees on which they served.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information in 2024 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance

Jan-Paul Waldin	X	X	X*

W. Thorpe McKenzie	X*	X	X

Donald H. MacAdam	X	X*	X

Peter Libby

Total meetings in 2024	4	1	1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of our Board of Directors was established by our Board of Directors in February 2015 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor.

Our Audit Committee is currently composed of three directors: Mr. Jan-Paul Waldin (Chair), Mr. Craig Rademaker and Dr. Peter Libby. Our Board of Directors has adopted a written charter of the Audit Committee that is available to shareholders on the Company’s website at www.xbiotech.com. Our Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent as defined under NASDAQ listing standards, including the heightened standards applicable to Audit Committee members.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed with management of the Company and the independent auditor the audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed and all communications required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board subsequently approved the recommended, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

THE AUDIT COMMITTEE

Mr. Jan-Paul Waldin (Chair)

Dr. Peter Libby

Mr. Craig Rademaker

*

This material is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee was established by our Board of Directors in February 2015 and is currently composed of three directors: Mr. Jan-Paul Waldin (Chair), Dr. Thomas Kündig and Dr. Peter Libby. The Board of Directors reviews the NASDAQ listing standards definition of independence for Compensation Committee members on an annual basis and has determined that all members of the Company’s Compensation Committee are independent as defined under NASDAQ listing standards, including the heightened standards applicable to Compensation Committee members, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has adopted a written charter that is available to shareholders on the Company’s website at www.xbiotech.com.

Compensation Committee Processes and Procedures

The Compensation Committee meets annually and with greater frequency if necessary. Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives, and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our Compensation Committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our Compensation Committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers.

The charter of the Compensation Committee grants the Compensation Committee sole authority and right, at the expense of the Company, to retain or obtain the advice of legal counsel, compensation and other consultants, accountants, experts and advisers of its choice to assist the Committee in connection with its functions, including any studies or investigations, but only after conducting an independence assessment and taking into consideration all factors relevant to any adviser’s independence from management, including those specified in Rule 6505(d)(3) of the Nasdaq Rules and those set forth in SEC rules. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During the 2024 fiscal year, the Compensation Committee determined not to utilize a third party compensation consultant, as the Committee did not feel that the application of a compensation consultant was an efficient use of funds in light of the Company’s current size.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2017, the Board determined that for the sake of administrative convenience, it was desirable to delegate John Simard, the President, CEO and Chairman of the Board (the “Executive”), the authority to grant certain options pursuant to the terms of the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”), subject to certain limitations including (i) without the prior written approval of the Board, Executive shall not in any one calendar year grant options to acquire more than 1,000,000 Shares in the aggregate or more than 100,000 options to any one individual, provided that options granted pursuant to any such written approval shall not be counted toward the foregoing thresholds; (ii) without the prior written approval of the Board, Executive shall not grant options to himself or to certain other executive officers; (iii) the exercise price for options granted by Executive shall be the closing price of the Shares on the date of grant and term of any such options shall not be greater than 10 years; and (iv) Executive shall make any and all option grants pursuant to the authority delegated by the Board and specify the material terms of such options and provide that such options will be subject to the terms and conditions of a stock option agreement to be prepared by the Company promptly following the date of grant. The purpose of this delegation of authority was to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee.

The Compensation Committee will make adjustments, if any, to annual compensation, bonus and equity awards and performance guidelines at one or more meetings during 2025. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive

Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of two directors in compliance with the NASDAQ listing standards: Mr. Jan-Paul Waldin (Chair) and Dr. Peter Libby. All members of the Nominating and Corporate Governance Committee are independent as defined under NASDAQ listing standards. The Nominating and Corporate Governance Committee has adopted a written charter that is available to shareholders on the Company’s website at www.xbiotech.com.

The Nominating and Corporate Governance Committee was established by the Board of Directors in February 2015 and is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and monitoring the Company’s adherence to its Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, should provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise appropriate for the Company. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability on the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. In order to recommend a candidate for consideration, shareholders must follow the procedures described below under the heading “Advance Notice Provisions.”

The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Advance Notice Provisions

Our Articles contain provisions known as “Advance Notice Provisions”, which provide that advance notice to the Company must be made and the procedures set out in the Articles must be followed for persons to be eligible for election to the Board of Directors. Nomination of persons for election to the Board of Directors may only be made at an annual meeting of shareholders or at a special meeting of shareholders called for any purpose, which includes the election of directors.

Among other things, the Advance Notice Provisions fix a deadline by which holders of record of common shares must submit director nominations to us prior to any annual or special meetings of shareholders and set forth the specific information that a shareholder must include in the written notice to the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Provisions.

In the case of an annual meeting of shareholders, notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to us must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

The Board of Directors may, in its sole discretion, waive any requirement of the Advance Notice Provisions.

Board Diversity

The members of our Board are highly qualified, outstanding individuals. The Company’s Nominating and Corporate Governance Committee has a solitary objective: to identify board members – irrespective of gender or race – that represent the greatest value to our Company and shareholders. The Company’s Nominating and Corporate Governance Committee strives to assemble a board that has diversity of thought, with each member offering unique insight and perspective, where individual members share a common ability to work productively within the context of the Board and management team.

Communications With the Board of Directors

The Company’s Board has adopted a formal process by which shareholders and other interested parties may communicate with the Board or any of its directors. Shareholders and other interested parties who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of XBiotech Inc. at 5217 Winnebago Lane 100 Austin, TX 78744. Each communication must set forth the name and address of the interested party or the Company shareholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or relevant directors. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or any relevant directors are submitted to the Board or relevant directors on a periodic basis.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.xbiotech.com under the Corporate Governance section of our Investor Relations page. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or grants any waiver from a provision of the Code of Business Conduct and Ethics to any of these specified individuals that is required to be disclosed pursuant to SEC rules and regulations, the Company will promptly disclose the nature of the amendment or waiver on its website.

Employee, Officer and Director Hedging and Pledging
The Company has adopted an Insider Trading Policy that applies to all directors, officers and employees. The Insider Trading Policy provides that the Company’s directors, executive officers and their respective family members and others in their households (1) may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities and (2) may not hold Company securities in a margin account or pledge Company securities as collateral for a loan. The Company does not have any practices or policies regarding the ability of employees other than officers to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the shareholders at the annual meeting. Whitley Penn has audited the Company’s financial statements for the fiscal year ending December 31, 2024. Representatives of Whitley Penn are not expected to be present at the annual meeting and will not have an opportunity to make a statement or to respond to questions from the shareholders.

Whitley Penn is the 35th largest firm in the nation based on 2024 rankings in Accounting Today and one of the fastest growing firms in the nation. They have an extensive team of experienced audit, tax, consulting and valuation professionals. For more than 20 years, Whitley Penn has been named to the “Best of the Best” listing by INSIDE Public Accounting, the publication’s report of the top 25 accounting firms in the country. INSIDE Public Accounting is a national monthly publication that reports on the accounting industry.

Neither the Company’s Articles nor other governing documents or law require shareholder ratification of the selection of Whitley Penn as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Whitley Penn to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Whitley Penn. Abstentions and broker non-votes will be counted toward the tabulation of votes on proposals presented to the shareholders and will have the same effect as negative votes. Because this is a routine proposal on which brokers can vote shares in the absence of express instructions from the beneficial owner, if you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of common stock in its discretion on this routine matter and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on this proposal.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company during the fiscal years ended December 31, 2024 and December 31, 2023, by Whitley Penn, the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended

	2024	2023

	(in thousands)
Audit Fees(1)	$284	$290
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$284	$290

(1)

Audit fees consist of fees billed for professional services by Whitley Penn for audit and quarterly review of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees billed for tax consultation services for professional services relating to tax compliance, tax planning, and tax advice.
(4)	All other fees consist of fees billed for publications provided by Whitley Penn.

In connection with the audit of the 2024 and 2023 financial statements, the Company entered into an engagement agreement with Whitley Penn which sets forth the terms by which Whitley Penn will perform audit services for the Company. Such agreements are subject to alternative dispute resolution procedures.

During the fiscal years ended December 31, 2024 and December 31, 2023, none of the total hours expended on the Company’s financial audit by Whitley Penn was provided by persons other than the full-time permanent employees.

None of Whitley Penn’s reports on the Company’s financial statements for the fiscal year ended December 31, 2024 and December 31, 2023 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2024 and 2023, there were (i) no disagreements between the Company and Whitley Penn on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Whitley Penn, would have caused Whitley Penn to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%

Pre-Approval Policies And Procedures

The Audit Committee’s policy is to pre-approve the scope of all audit and non-audit services rendered by the Company’s independent registered public accounting firm. Audit services and permitted non-audit services must be pre-approved by the full Audit Committee.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 3

ADVISORY VOTE ON THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

This proposal provides our shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation program (commonly known as “say-on-pay”) of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K and in accordance with the SEC’s rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We must provide this opportunity to our shareholders at least once every three years.

As described in this proxy statement under the heading “Executive Compensation,” our executive compensation program is designed to enable us to attract and retain key executives who are critical to the Company’s future success and creation of shareholder value. Our executive compensation program seeks enhance shareholder value by aligning the financial interests of our executive officers with those of our shareholders. We have also designed our compensation program to motivate and reward executives whose knowledge, skills and performance are critical to our success. We believe that both short-term and long-term incentive compensation opportunities provided to our named executive officers are directly aligned with our performance, and that our compensation program is structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact shareholder value.

We are asking our shareholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion included in the section of the proxy statement entitled Executive Compensation.”

While the vote does not bind the Board of Directors to any particular action, the Board of Directors values the input of the shareholders, and will take into account the outcome of this vote in considering future compensation decisions.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR

PROPOSAL 3

PROPOSAL 4

APPROVAL OF THE XBIOTECH INC. 2025 EQUITY INCENTIVE PLAN

The XBiotech, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) replaces the 2015 Equity Incentive Plan (the “2015 Plan”), which expired in accordance with its terms in April 2025. The 2025 Plan is a comprehensive incentive compensation plan that provides for various types of equity-based compensation, including stock options, stock appreciation rights, restricted stock awards, restricted stock units (“RSUs”), and performance share awards. The purpose of the 2025 Plan is to promote the interests of the Company by (i) providing directors, officers, employees and consultants of the Company or any of its subsidiaries or other persons as the Board may approve with greater incentive to further develop and promote the business and financial success of the Company; (ii) aligning the interests of participants with those of Company shareholders and (iii) assisting the Company in attracting, retaining and motivating its directors, officers and employees.

Reasons to Vote for this Proposal

Each year, the Board and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. If the 2025 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation, and we believe we would be at a disadvantage if we could not use stock-based awards covering a meaningful number of shares to recruit and retain key talent in this competitive market for human capital.

The initial share reserve under the 2025 Plan is 3,000,000 shares of the Company’s common stock (“Common Shares”), plus any Common Shares subject to outstanding awards under the 2015 Plan that are forfeited, repurchased or otherwise would have been returned to the 2015 Plan’s share reserve. Based on current hiring and retention needs, we expect that the 2025 Plan’s share reserve will be sufficient to grant awards for the next three years. We also committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.

Responsible Features of the 2025 Plan

The 2025 Plan includes a number of provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•

Stockholder approval required for additional shares. The 2025 Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2025 Plan instead authorizes a fixed number of Common Shares, and stockholder approval is required for any increase in the number of shares.

•

Reasonable compensation limits. The 2025 Plan provides that the maximum number of Common Shares subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such director during the fiscal year, may not exceed a total value of $750,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

•	No repricings. The 2025 Plan expressly prohibits the repricing of equity awards without prior stockholder approval.

•

No payment of dividends prior to the vesting of an award. The 2025 Plan provides that, prior to the vesting and, if applicable, settlement of any restricted stock award or restricted stock unit award, participants shall not be entitled to receive dividends paid or payable with respect to any Common Shares subject to the award.

•

Clawback provisions. Awards under the 2025 Plan will be subject to forfeiture, cancellation, reimbursement or recoupment to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

•	No reload options. The 2025 Plan expressly prohibits options with automatic “reload” rights.

Material Terms of the 2025 Plan

The description of the 2025 Plan set forth below is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Annex A to this proxy statement.

Shares Subject to the Plan. The aggregate number of shares of common stock (“Common Shares”) that may be issued pursuant to awards granted under the 2025 Plan will equal 3,000,000 Common Shares plus the number of Common Shares subject to outstanding share awards under the 2015 Plan that (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued, (ii) are not issued because such stock award or any portion thereof is settled in cash, (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such Common Shares, or (iv) are withheld or used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, which number of Common Shares may not exceed 8,382,681 Common Shares. The number of shares of common stock that may be issued pursuant to incentive stock options under the 2025 Plan is also limited to 8,382,681 Common Shares. Shares of common stock available for distribution under the 2025 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. The closing price of our common stock on NASDAQ on June 27, 2025 was $2.80.

If any award (or portion thereof) expires or terminates without having been exercised in full or is forfeited to or repurchased by the Company, the number of Common Shares subject to such award will again be available for issuance under the 2025 Plan. Common Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant under the 2025 Plan. To the extent an award under the 2025 Plan is paid out in cash rather than Common Shares, such cash payment will not result in a reduction in the number of Common Shares available for issuance under the 2025 Plan.

Eligibility. Participation in the 2025 Plan is limited to employees, directors and consultants of the Company and its subsidiaries (“Eligible Persons”). As of June 27, 2025, there were 5 non-employee directors, approximately 91 employees, and approximately 15 consultants of the Company that would be eligible for grants under the 2025 Plan.

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2025 Plan, will adjust the number and class of Common Shares that may be delivered under the 2025 Plan and/or the number, class, and price of Common Shares covered by each outstanding award.

Administration. The 2025 Plan is administered by the Board, which pursuant to the terms of such Plan has delegated certain of its administrative authority and functions to the Company’s Compensation Committee. The Board has also delegated the authority to grant options (subject to certain limitations) to the Company’s chief executive officer, who is deemed to constitute a committee under the terms of the 2025 Plan. The Board has retained the authority to concurrently administer the 2025 Plan with any committee and may, at any time, reassume some or all of the powers previously delegated. The Board has the authority to determine all questions arising out of the 2025 Plan and any award granted pursuant to the 2025 Plan, which interpretations and determinations will be conclusive and binding on the Company and all other affected persons.

Recoupment. All awards granted under the 2025 Plan shall be subject to recoupment in accordance with the XBiotech, Inc. Clawback Policy (as may be amended and/or restated from time to time) and any other clawback policy that the Company is required to adopt pursuant to the listing standards of any stock exchange on which the Company’s securities are listed or as is otherwise required by other applicable law. In addition, an Award Agreement may contain such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Common Shares.

Non-employee director compensation limit. The 2025 Plan provides that the maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such director during the fiscal year, may not exceed a total value of $750,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

Limitations on Transfer. Unless the Board expressly provides otherwise in the Award Agreement, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Merger or Change in Control. In the event of a merger or change of control, as defined in the 2025 Plan, an outstanding award may, at the determination of the Board (i) be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation; (ii) be terminated upon or immediately prior to the merger or change of control (with or without payment or receipt of any consideration); (iii) vest and become exercisable, realizable or payable, or applicable restrictions lapse prior to or upon consummation of the merger or change of control; (iv) (A) be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction or (B) be replaced with other rights or property selected by the Board in its sole discretion; or (iv) any combination of the foregoing. If a successor corporation does not assume or provide a substitute for an outstanding award, such award shall fully vest and the participant shall have the right to exercise all of his or her outstanding Options and SARs and all restrictions on Restricted Share Awards and RSU Awards will lapse, and, with respect to awards subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Suspension, Termination or Amendment. The 2025 Plan will become effective on the date it is approved by the Company’s shareholders, and will continue in effect for a term of ten years from the date adopted by the Board, unless terminated earlier by the Board. Subject to any limitations imposed by the 2025 Plan, the Board has the right at any time and from time to time to suspend, amend or terminate the 2025 Plan in any manner without consent or approval from participants or shareholders. No such suspension, amendment or termination shall materially prejudice the rights of any participant under any outstanding award without the participant’s consent. The full powers of the Board as provided for in the 2025 Plan will survive the termination of the 2025 Plan until all awards have been exercised or settled in full or have otherwise expired.

Types of Awards Available for Grant under the 2025 Plan. The plan administrator has the authority to grant the following types of awards under the 2025 Plan. All awards shall be evidenced by an award agreement and shall be subject to such conditions not inconsistent with the 2025 Plan as may be reflected in the award agreement.

•

Stock Options. Options under the 2025 Plan can take the form of both incentive stock options (“ISOs”), under which favorable tax treatment will be afforded the holder if certain conditions are met (see

“Federal Income Tax Consequences”) and options not intended to qualify as ISOs (“NQSOs”). The exercise price under both ISOs and NQSOs shall be at least 100% (or 110% in the case of an ISO granted to a participant who owns 10% or more of the total voting power of all classes of the Company’s shares) of the fair market value of the Common Share on the date of grant. An option does not convey any rights of a shareholder to the participant until the underlying shares have been issued. Only Eligible Persons who are employees of the Company or its parent or subsidiaries may be granted ISOs. The Board may impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate. Each Award Agreement will provide that the Option granted thereunder may be exercised by notice signed by the participant and accompanied by full payment for the Common Shares being purchased or by other means, including without limitation electronic means via on-line arrangements, as the Board may from time to time approve and allow. Acceptable form of consideration for payment of the exercise price may include: (i) cash or check (ii) tendering to the Company Common Shares already owned by the participant, and registered in his or her name, having a fair market value equal to the option price, (iii) a broker-assisted cashless exercise arrangement; (iv) net exercise; (v) such other consideration and method of payment permissible under applicable law; or (vi) by any combination of any of the foregoing payment methods. In no event may an option be exercised more than ten years (five years in the case of a participant who owns Common Shares possessing more than 10% of the total combined voting power of class of shares of the Company) after the grant date or after the expiration of the option.

•

Stock Appreciation Rights. Awards under the 2025 Plan may also be in the form of stock appreciation rights (“SARs”), which are generally intended to give a participant the right to receive the difference between the fair market value per Common Share on the date of exercise over the exercise price, subject to the terms, conditions and vesting requirements imposed by the Board and set forth in the Award Agreement evidencing the SAR award. The exercise under each SAR will be determined by the Board by reference to the fair market price(s) of the Common Shares on the primary Stock Exchange for which most trading of the Common Shares occurs, generally by reference to the closing market price of the Common Shares, provided that such price may not be less than 100% of the Fair Market Value Price per Common Share on the date of grant. To exercise a SAR, the participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement. No SAR shall be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement. The appreciation distribution in respect of a SAR shall be paid in Common Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Award Agreement.

•

Restricted Share Awards. The Board may grant Common Shares which are subject to restrictions on transferability as established by the Board and set forth in the Award Agreement evidencing such Restricted Share Award. A Restricted Share Award may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company; (ii) past services actually rendered to the Company or an Affiliate; or (iii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law. Common Shares subject to a Restricted Share Award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule or other restrictions to be determined by the Board as specified in the Award Agreement. The Board, in its discretion, may accelerate the time at which any vesting conditions or other restrictions will lapse or be removed. Except as otherwise provided in the Award Agreement, a participant holding a Restricted Share Award may exercise full voting rights with respect to the Common Shares subject to the award prior to the vesting of the award, but shall not be entitled to receive all dividends and distributions paid with respect to such Common Shares prior to the vesting of the award. Except as otherwise provided in the 2025 Plan, Common Shares subject to the Restricted Share Award will be held in escrow and released after such Common Shares vest or the restrictions lapse or at such other time as determined by the Board.

•

Restricted Share Units. Awards under the 2025 Plan may be in the form of RSUs, which represent the right to receive Common Shares (or its cash equivalent or combination thereof) at a designated time in the future, subject to participant’s satisfaction of the restrictions and conditions to vesting established by the Board and set forth in the Award Agreement evidencing the RSU Award. At the time of grant of a RSU Award, the Board will determine the consideration, if any, to be paid by the participant upon delivery of each Common Share subject to the RSU Award. The consideration to be paid (if any) by the participant for each Common Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board of Directors in its sole discretion and permissible under applicable law. A participant may be credited with dividend equivalents, which at the discretion of the Board, may be converted into additional common shares covered by the RSU Award. Since RSUs are not actual ownership interests in the underlying Common Shares, a participant holding an RSU Award is not entitled to voting, dividend or other shareholder rights unless or until the RSUs vest, are settled and the Common Shares thereunder are transferred to the participant. Except as otherwise provided in the Award Agreement, the RSU Award (or vested portion thereof) shall be settled upon the participant’s satisfaction of the applicable vesting criteria.

•

Performance Share Awards. The Board shall determine the terms and conditions applicable to a Performance Share Award, including the performance period, the performance objectives or other vesting provisions (including, without limitation, continued status as an Eligible Person). Performance objectives may be based upon the achievement of Company-wide, divisional, business unit or individual goals. After the applicable performance period has ended, a participant will be entitled to receive a payout of the number of Common Shares subject to the Performance Share Award earned over the performance period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. The Board, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Common Shares subject to the Performance Share Award. A vested Performance Share Award may be settled in Common Shares, its cash equivalent, or in any combination thereof, as determined by the Board and contained in the Award Agreement.

Summary of U.S. Federal Income Tax Consequences

The following discussion of the United States federal income tax consequences of the 2025 Plan is intended to be a summary of the applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2025 Plan or of stock awards granted under the 2025 Plan. Because the federal income tax rules governing stock awards and related payments are complex and subject to frequent change, participants are advised to consult their individual tax advisors.

Non-Statutory Stock Options. The grant of a non-statutory stock option will not result in the recognition of taxable income by the participant or in a deduction for the Company. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and generally, the Company is entitled to a tax deduction for the amount of the income recognized by the participant. If the participant later sells any of the shares acquired upon exercise of the non-statutory stock option, any gain or loss recognized will be capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold). Certain additional rules apply if the exercise price is paid in shares previously owned by the participant.

Incentive Stock Options. Incentive stock options granted under the 2025 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Internal Revenue Code. There generally are no federal income tax consequences to the participant or the Company upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price will result in an adjustment to taxable income for purposes of the alternative minimum tax. If the participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of the shares will be a long-term capital gain or loss. Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the disposition. The participant may also have additional gain or loss upon the disqualifying disposition, which will be capital gain or loss (long-term or short-term, depending upon the holding period for the shares). To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding deduction for the tax year in which the disqualifying disposition occurs.

Stock Appreciation Rights. The grant of a stock appreciation right will generally not result in the recognition of taxable income by the participant or in a deduction for the Company. Upon exercise, the participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the participant. The Company is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares received by the participant will generally be taxed as capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold).

Other Awards. A participant who is granted restricted shares, restricted share units, performance shares or other stock-based awards will generally not be taxed at the time of grant of the award, unless in the case of restricted shares, the participant makes a Section 83(b) election under the Internal Revenue Code to be taxed at the time the shares are awarded. Upon the payment of shares with respect to units or upon the lapse of restrictions on transferability or the lapse of risk of forfeiture with respect to restricted share awards, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares. The Company is required to withhold tax on the amount of income recognized and the Company will generally be allowed a tax deduction on the amount of the income recognized. Upon subsequent disposition of the shares, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold).

Section 162(m). Section 162(m) of the Internal Revenue Code generally limits the tax deduction a publicly-traded corporation can take for annual compensation paid to a “covered employee” to $1 million, which includes the Company’s named executive officers..

Section 409A. Certain grants made under the 2025 Plan may constitute deferred compensation for purposes of Section 409A of the Code. If the requirements of Section 409A are not satisfied for these awards, the participant may be subject to a 20% additional tax, in addition to ordinary income tax, at the time the award becomes vested, plus interest.

Section 280G. Sections 280G and 4999 of the Code provide that executive officers and directors, stockholders who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits that exceed certain prescribed limits in connection with a change of control of a company, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax.

Equity Compensation Plan Information

Please see the section entitled “Equity Compensation Plan Information” in this proxy statement for additional information regarding the outstanding awards under the Company’s 2005 Incentive Stock Option Plan and 2015 Equity Incentive Plan. No additional awards may be granted under the Company’s 2005 Incentive Stock Option Plan and 2015 Equity Incentive Plan.

New Plan Benefits

Future awards under the 2025 Plan are granted in the discretion of the Board or the Compensation Committee thereof, and therefore are not currently determinable.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2025 Plan. Abstentions will be counted toward the tabulation of votes on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes (if any) are counted toward a quorum, but are not counted for any purpose in determining whether the 2025 Plan has been approved.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR

PROPOSAL 4

EXECUTIVE OFFICERS

The following table sets forth our named executive officers for the fiscal year ended December 31, 2024, their ages, and the positions held by each such person with the Company:

Name	Age	Position Held With the Company
John Simard	63	Founder, President, Chief Executive Officer Chairman
Dr. Sushma Shivaswamy, Ph.D.	47	Chief Scientific Officer
Angela Hu	42	Director of Finance

John Simard’s biographical information is set forth above under Proposal 1.

Sushma Shivaswamy, Ph.D. was appointed as the Company’s Chief Scientific Officer in November 2017. As CSO Dr. Shivaswamy oversees all scientific and technical operations with respect to research and development and Good Manufacturing Practice production of antibody. Dr. Shivaswamy has been with the Company since 2009 also holding positions of Director of Research & Development (2011-2015) and Senior Scientist (2009-2011). Prior to joining XBiotech, Dr. Shivaswamy was a postdoctoral researcher at the Center for Systems and Synthetic Biology at the University of Texas at Austin. She has a Ph.D. degree in Molecular Biology from the Center for Cellular and Molecular Biology, India. Dr.

Angela Hu joined XBiotech in April 2015, initially serving as the Financial Controller before transitioning to the position of Director of Finance in February 2023. Ms. Hu holds a Bachelor degree in finance and has previous experience as a senior accountant at National Instruments and Honeywell prior to joining XBiotech.

EXECUTIVE COMPENSATION

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with certain scaled disclosure requirements applicable to “smaller reporting companies” with respect to certain portions of the executive compensation disclosure in this proxy statement.

For the year ended December 31, 2024, our principal executive officer and our two other executive officers (the “Named Executive Officers”) were as follows:

•	John Simard, Founder, President, Chief Executive Officer & Chairman;

•	Sushma Shivaswamy, Ph.D., Chief Scientific Officer; and

•	Angela Hu, Director of Finance

Processes and Procedures for Compensation Decisions

Our Compensation Committee has the sole authority to determine our Chief Executive Officer’s compensation and, in its discretion, may award cash bonus payments in addition to the incentive cash payments set forth in the Chief Executive Officer’s employment agreement. In determining the Chief Executive Officer’s compensation, our Compensation Committee has discretion to consider any factors it deems important, including but not limited to our Chief Executive Officer’s performance and the performance of the Company. In addition, our Compensation Committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers.

In addition, our Compensation Committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors. The Compensation Committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2024 and December 31, 2023, compensation awarded to, paid to, or earned by, the Named Executive Officers.

Summary Compensation Table for Fiscal Years 2024 and 2023

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Bonus($)(2)	All Other Compensation($)(3)	Total ($)

John Simard, President & Chief Executive Officer	2024	1,205,083	—	5,030,000	10,498	6,245,581

	2023	1,065,440	—	4,480,000	11,041	5,556,481

Sushma Shivaswamy, Ph.D. Chief Scientific Officer	2024	450,000	—	197,047	10,498	657,572

	2023	445,190	270,509	—	4,800	720,499

Angela Hu, Director of Finance	2024	200,000	—	80,000	5,419	285,419

	2023	193,333	81,153	—	4,800	279,286

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2024 and 2023, as applicable, computed in accordance with Financial Accounting Standard

Board ASC Topic 718 (“ASC 718”) for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)

Amounts shown represent discretionary performance bonuses earned for 2024 and 2023. Mr. Simard was granted a cash bonus of $5,030,000 in 2024 and $4,480,000 in 2023, which was paid in the second quarter of 2024 and 2023, respectively.

(3)

Amounts shown represent premiums for health and life insurance as well as short and long-term disability insurance paid by us on behalf of the Named Executive Officers. All of these benefits are provided to the Named Executive Officers on the same terms as provided to all of our regular full-time employees in the United States.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2024, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

John Simard	03/31/2016	(1)	48,125		$9.45	3/30/2026

	06/19/2017	(2)	61,516		$4.24	6/19/2027

	06/19/2018	(3)	110,740		$4.44	6/18/2028

	06/27/2019	(4)	150,000		$7.45	6/26/2029

	12/06/2019	(5)	500,000		$11.12	12/5/2029

Sushma Shivaswamy	6/19/2017	(6)	50,000		$4.24	06/19/2027

	11/20/2017	(7)	150,000		$4.13	11/19/2027

	01/04/2019	(8)	15,000		$5.26	01/03/2029

	11/06/2019	(9)	100,000		$10.36	11/05/2029

	11/19/2021	(10)	100,000		$12.67	11/18/2031

	02/10/2023	(11)	75,000	25,000	$3.84	02/09/2033

Angela Hu	04/01/2015	(12)	4,500		$19.00	04/01/2025

	01/04/2019	(13)	5,000		$5.26	01/03/2029

	11/06/2019	(14)	10,000		$10.36	11/05/2029

	11/19/2021	(15)	10,000		$12.64	11/18/2031

	02/10/2023	(16)	22,500	7,500	$3.84	02/09/2033

(1)	Fully vested as of March 31, 2019.
(2)	Fully vested as of June 19, 2020.
(3)	Fully vested as of June 19, 2021.
(4)	Fully vested as of June 27, 2022.
(5)	Fully vested as of December 6, 2020.

(6)	Fully vested as of June 19, 2020.
(7)	Fully vested as of November 20, 2020.
(8)	Fully vested as of January 4, 2021.
(9)	Fully vested as of November 6, 2022.
(10)	Fully vested as of November 19, 2023.
(11)	The options vest at the rate of one-fourth of the total number of shares subject to the option over two years with the initial vesting event on August 10, 2023.
(12)	Fully vested as of April 1, 2019. Expired in accordance to its terms as of April 1, 2025.
(13)	Fully vested as of January 4, 2021.
(14)	Fully vested as of November 06, 2022.
(15)	Fully vested as of November 19, 2023.
(16)	The options vest at the rate of one-fourth of the total number of shares subject to the option over two years with the initial vesting event on August 10, 2023.

Employment Agreements with Named Executive Officers

All of our Named Executive Officers have or had employment agreements and/or offer letters with us that provide that their employment is at will and may be terminated at any time by the executive or by us with or without cause and without notice. The employment agreements provide for certain base salary, target bonus and severance payments to our Named Executive Officers as follows:

Employment Agreement with John Simard. We entered into an employment agreement and change of control agreement with John Simard, our Chief Executive Officer and President on March 22, 2005. The employment agreement is for an indefinite term. Mr. Simard’s current annual base salary is $1,250,000 per year, and he is eligible for an annual incentive cash payment of up to 35% of his base salary, subject to the achievement of short-term and long-term business performance objectives as well as personal performance objectives, as established from time to time by the board or Compensation Committee. The employment agreement contains customary non-competition and non-solicitation provisions which apply for a period of six months after Mr. Simard’s employment is terminated for any reason. In addition, Mr. Simard agrees that all intellectual property developed by him during the term of his employment agreement shall be our property. If Mr. Simard is terminated without cause, if he resigns for good reason or if there is a change in control, he is entitled to certain severance benefits. Mr. Simard may voluntarily resign for any reason by providing us with three months prior notice. We may elect to waive all or a portion of such notice by paying to Mr. Simard his base salary that he would have earned if he had remained employed by us for the full duration of such notice period. If Mr. Simard terminates his employment within 12 months after a “change of control” for “good reason” or if he is terminated without cause, we will make a lump sum payment to him equal to twelve month of his base salary, plus other sum owed to him for arrears of salary, vacation pay and, if awarded, his performance bonus, subject to his prior resignation as a director. Additionally, if Mr. Simard terminates his employment within 12 months after a change of control or for good reason, all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable by Mr. Simard, along with his vested options, in accordance with the terms of the option agreements. To the extent permitted by applicable law, we will provide health, medical, dental and other insurance benefits to Mr. Simard for a period of one year after his termination date.

Offer Letters with Other Named Executive Officers. There are no employment agreements for Dr. Shivaswamy or Ms. Hu. We entered into an offer letter with Dr. Shivaswamy upon her hiring, which originally provided that she was paid an annual base salary of $70,000 per year as well as granted stock options. Dr. Shivaswamy’s current base salary is $450,000 and from time to time she receives option grants as approved by the Board of Directors or Compensation Committee. We entered into a written employment arrangement with Ms. Hu, pursuant to which she received a base salary of USD$200,000 and from time to time she receives option grants as approved by the Board of Directors or Compensation Committee.

None of the Named Executive Officers’ employment agreements or offer letters provide for the gross up of any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the payments under the employment agreements or offer letters would constitute a “parachute payment” within the meaning of Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, the employment agreements and offer letters provide for a best-after tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in the executive officer’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

Equity Compensation Plans and Other Benefits Plans

2005 Incentive Stock Option Plan (the “2005 Plan”). Our Board of Directors adopted and our shareholders approved the 2005 Plan on November 11, 2005 for eligible employees, directors and consultants. The 2005 Plan automatically terminated on November 11, 2015, but any awards granted prior to such termination remain outstanding in accordance with their terms. As of December 31, 2024, awards with respect to 15,000 common shares remained outstanding under the 2005 Plan.

2015 Equity Incentive Plan, as amended (the “2015 Plan”). The 2015 Plan was originally adopted by the Board of Directors on April 1, 2015, and approved by the Company’s shareholders on March 13, 2015, and was subsequently amended in each of 2016, 2019 and 2020 to increase the number of common shares that may be awarded under the 2015 Plan. The 2015 Plan automatically terminated on April 1, 2025. No further awards may be granted under the 2015 Plan, but any awards granted prior to such termination remain outstanding in accordance with their terms. As of December 31, 2024, awards with respect to 4,316,585 common shares were outstanding under the 2015 Plan.

401(k) Plan. All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $23,000 in 2024 (additional salary deferrals not to exceed $7,500 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) plan. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) plan currently does not offer the ability to invest in our securities.

Potential Payments Upon Termination or Change in Control

Pursuant to his employment agreement, Mr. Simard is eligible to receive severance and change in control benefits under the terms of his employment agreement described above under “– Employment Agreements with Named Executive Officers.”

Additionally, with respect to awards under the 2015 Plan, in the event of a merger or change of control, as defined in the 2015 Plan, an outstanding award may, at the determination of the Board (i) be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation; (ii) be terminated upon or immediately prior to the merger or change of control (with or without payment or receipt of any consideration); (iii) vest and become exercisable, realizable or payable, or applicable restrictions lapse prior to or upon consummation of the merger or change of control; or (iv) any combination of the foregoing. If a successor corporation does not assume or provide a substitute for an outstanding award, such award shall fully vest and the participant shall have the right to exercise all of his or her outstanding Options and SARs and all restrictions on Restricted Share Awards and RSU Awards will lapse, and, with respect to awards subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	(a)		(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders:

2005 Incentive Stock Option Plan	15,000	(1)	$15.00	— (2)

2015 Equity Incentive Plan	4,316,585	(1)	$8.87	1,971,634(3)

Equity compensation plans not approved by shareholders:

None	—		—	—

(1)	All shares issuable upon exercise of options.
(2)	The 2005 Incentive Stock Option Plan expired in November 2015.
(3)	The 2015 Equity Incentive Plan expired on April 1, 2025. No awards may be granted under the 2015 Plan following its expiration.

For more information about the 2005 Incentive Stock Option Plan and the 2015 Equity Incentive Plan, please refer to the section above entitled “– Equity Compensation Plans and Other Benefit Plans”, as well as Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

CEO PAY RATIO

Item 402(u) of the SEC’s Regulation S-K requires disclosure of the ratio of the annual total compensation of the Company’s CEO to the Company’s median employee’s annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u).

Methodology and Determined Ratio

The pay ratio disclosure rule permits companies to identify the median employee only once every three years, provided that there has not been a change in employee population or employee compensation arrangements that would significantly change the pay ratio disclosure. However, the total compensation amounts for both the median employee and the CEO to calculate the CEO pay ratio are required to be updated and disclosed on an annual basis.

In 2024, we determined the median employee by analyzing base salary and wages (including overtime, stock option, etc.) for all active employees (annualized based on full-time or part-time hourly or salaried status for 2024 if employed for less than the full year) in and outside the United States as of December 31, 2024. We calculated the median employee’s total compensation for 2024 in accordance with the rules applicable to disclosure of compensation in the summary compensation table. The total compensation of the median employee based on this methodology and criteria for 2024 was $100,800.

Mr. Simard’s total compensation for 2024, as reported in the Summary Compensation Table, was $6,245,581. Therefore, the annual CEO total compensation was approximately 62 times that of the median annual total compensation of all other employees in 2024.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”) (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (4)	Net Income (Loss) (millions) (5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)

2024	6,245,581	6,245,581	471,495	471,495	2.25	(38.53)

2023	5,556,481	5,556,481	499,893	324,062	13.96	(24.56)

2022	4,670,934	4,670,934	356,748	356,748	(68.64)	(32.90)

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Simard (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

(2)
The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Simard) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Simard) included for purposes of calculating the average amounts in each applicable year are as follows: for 2023 and 2024 Dr. Shivaswamy and Ms. Hu and for 2022, Dr. Shivaswamy and Ms. Queena Han.

(3)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Simard), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Simard) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Simard) for each year to determine the compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	471,495	—	471,495

2023	499,893	(175,831)	324,062

2022	356,748	—	356,748

(4)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table
We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Net Income (Loss)
Our business model includes discovery and development of drug candidates for potential sale prior to marketing authorization. Revenues are thus periodic. Our company has historically looked to value creation of is pipeline of assets rather than to net income (loss) as a performance measure for our executive compensation program. In 2024 and 2023, our net loss increased due to the expansion and initiation of new clinical trials and other research and development activities. Compensation actually paid for our principal executive officer and non-PEO
named executive officers increased in 2024 and 2023.
Compensation Actually Paid and Cumulative TSR
The compensation actually paid to our principal executive officer and non-PEO
named executive officers during the periods presented are related to performance measures with respect to the potential transactional value and market potential with our pipeline of drug candidates. To align executive compensation with performance, we employ several measures, but they are generally not financial performance measures, such as TSR. For compensation we consider both stock options and discretionary cash bonuses as an essential part of our executive incentive and retention program. Stock options only generate value if the market price of our common stock increases and the executive officer remains employed with us during the vesting period and align our executive officers’ interests with those of our shareholders. Discretionary cash bonuses provide strong incentive and retention value and is generally less costly to the Company in the long term than stock based compensation. In 2024 and 2023, both our TSR decreased in 2024 and the compensation actually paid for our principal executive officer and non-PEO
named executive officers increased in 2024 and 2023.
Policies and Practices for Granting Certain Equity Awards
We maintain an Insider Trading Policy that generally prohibits Company personnel from engaging in securities transactions while in possession of material nonpublic information. A copy of the Insider Trading Policy was filed as Exhibit 10.19 to the Company’s Annual Report on Form
10-K
for 2024. While we do not maintain separate formal policies with respect to the timing of awarding options in relation to the disclosure of material nonpublic information, our Board and Compensation Committee do not seek to time equity grants to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
During fiscal year 2024, no stock options were awarded to any of our named executive officers during the period beginning four business days before the filing of a periodic report on Form
10-Q
or Form
10-K,
or the filing or furnishing of a current report on Form
8-K
that discloses material nonpublic information (other than a current report on Form
8-K
disclosing a material new option award grant under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such report.

DIRECTOR COMPENSATION

We compensate non-employee members of the Board of Directors through both cash fees and annual equity grants under our 2015 Plan, which grants are made at the fair market value of our common stock at the time of grant. Directors who are also employees do not receive cash or equity compensation in addition to compensation they receive for their service as our employees. Both non-employee and employee members of the Board of Directors are reimbursed as necessary for travel, lodging and other reasonable expenses incurred while attending Board of Directors or committee meetings.

The following table shows for the fiscal year ended December 31, 2024 certain information with respect to the compensation of all non-employee directors of the Company. Because John Simard serves as Chief Executive Officer of the Company, he does not receive compensation for his services as Chairman of the Board.

Director Compensation for Fiscal Year 2024

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)

W. Thorpe McKenzie	90,915	130,595	—	221,510

Jan-Paul Waldin	97,185	130,595	—	227,780

Peter Libby	62,700	130,595	—	193,295

Donald H. MacAdam	87,780	130,595	—	218,375

(1)

Amounts listed represent the aggregate grant date fair value amount computed as of the grant date of each option awarded during 2024 in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)

Pursuant to the terms of their Board Member Agreements or other agreements with the Company. McKenzie, MacAdam, Waldin, and Libby were each granted 37,500 nonstatutory stock options under the Company’s 2015 Equity Incentive Plan, which options were granted at the closing sales price per share of the Company’s Common Stock on the date of issuance. All such options vest in two equal portions at six months and one year from the Grant Date and expire ten years from the Grant Date.

(3)

The aggregate number of outstanding options held by McKenzie, Waldin, and Libby as of December 31, 2024 was 283,750, 181,250 and 118,750, respectively. Mr. MacAdam held 152,500 outstanding options as of December 31, 2024.

Transactions with Related Parties

Policies and Procedures for Related Party Transactions. As set forth in our Audit Committee charter, our Audit Committee is responsible for reviewing and approving, in accordance with the Company’s Related Party Transaction Policy, any proposed transaction between the Company and any related party as defined by applicable law, the SEC rules and the Nasdaq Rules, which consist of all transactions and series of similar transactions to which we were a party or will be a party and in which any of our directors, executive officers and holders of more than 5% of our voting securities and their respective affiliates has a direct or indirect material interest. As used in this section, the terms “related person” and “transaction” have the meanings set forth in Item 404(a) of Regulation S-K under the Securities Act. In the course of its review and approval of transactions with related persons, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and the type of the transaction;

•	the importance of the transaction to the related person and to XBiotech;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our shareholders; and

•	any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be able to participate in the discussions or vote on the approval or ratification of the transaction, other than to provide all material information regarding the transaction, including information regarding the extent of the member’s interest in the transaction, to the Audit Committee. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Any material changes to the terms of, or any renewal of, any of these transactions will also require the same approval. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons but we have no such pre-approved types or categories of transactions at this time.

Related Transactions. During the last two completed fiscal years, we have not been a party to any transaction or series of transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end, in which any of our directors, executive officers, or holders of more than 5% of our shares, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this proxy captioned “Director Compensation” and “Executive Compensation” and the previously disclosed Convertible Loan Agreement (the “Loan”) dated January 3, 2024 between the Company and Mr. Simard, our Chief Executive Officer and chairman of the Board of Directors. The Loan provides $10 million in funding for the construction of a new, state-of-the-art research and development facility at 5217 Winnebago Lane in Austin, Texas. The Loan is secured by the real estate and cash holdings of the Company, with interest to accrue at a simple rate equal to eight percent per year and interest-only payments to be made at six-month intervals after the Loan is funded. At Mr. Simard’s election, the balance may be converted to XBiotech stock at any time the Loan balance is outstanding at a fixed conversion price equal to the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Loan, which is $4.048 per share. The conversion feature is subject to a cap limiting the number of shares that could be converted under the Loan based on Mr. Simard’s total stock ownership in the Company at the time of conversion. The Loan also allows Mr. Simard to obtain immediate cash repayment of the Loan balance at his election one year after the Loan is funded or upon certain other conditions set forth in the Loan. On January 31, 2025, the Loan was terminated upon full repayment of the Loan in principle and interest by the Company. As a result, all conversion rights to XBiotech stock at $4.048 per share associated with the Loan were extinguished.

Related Person Transaction Policy. We adopted a formal, written policy, which became effective as of February 2015, that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our Audit Committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

Indemnification Agreements. We have entered into indemnification agreements with our directors in addition to the indemnification provided for under the British Columbia Business Corporations Act (the “BCBCA”) and in our Articles. These agreements, among other things, require us to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of their services as one of our directors or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors.

Requirements under the British Columbia Business Corporations Act. Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction is not entitled to vote on any director’s resolution approving such contract or transaction. A director or senior officer, with certain exceptions, has a disclosable interest in a contract or transaction if:

(a) the contract or transaction is material to the company;

(b) the company has entered, or proposes to enter, into the contract or transaction;

(c) either of the following applies to the director or senior officer:

(i) the director or senior officer has a material interest in the contract or transaction;

(ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John Simard
President & CEO

July 7, 2025

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, XBiotech Inc., 5217 Winnebago Lane Austin, TX 78744. This Annual Report is enclosed herewith. This report does not form any part of the material for solicitation of proxies.

Annex A

XBIOTECH INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1	The purpose of this Plan is to promote the interests of XBiotech Inc. (the “Company”) by:

(a)

furnishing certain directors, officers, employees of the Company and its subsidiaries or other persons as the Board of Directors may approve with greater incentive to further develop and promote the business and financial success of the Company;

(b)	furthering the identity of interests of persons to whom options or share awards may be granted with those of the shareholders of the Company generally through share ownership in the Company; and

(c)	assisting the Company in attracting, retaining and motivating its directors, officers and employees.

The Company believes that these purposes may best be effected by granting Options or Share Awards to acquire Common Shares without par value in the capital of the Company.

ARTICLE 2

INTERPRETATION

2.1	In this Plan, unless there is something in the subject matter or context inconsistent therewith:

(a)

“Affiliate” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion;

(b)

“Award” means, individually or collectively, an award of Options, an award of Share Appreciation Rights, Restricted Share Award, Restricted Share Unit Award, or any Performance Share Award granted under the Plan;

(c)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan;

(d)

“Blackout Period” means any period during which a Participant is prevented from trading the Common Shares pursuant to a policy of the Company, including but not limited to the Company’s insider trading policy, as amended and in force from time to time, and any lockup or similar agreement between the Company and a third party restricting the trading of Common Shares;

(e)	“Board of Directors” means the board of directors of the Company;

(f)	“Business Day” means a day, other than Saturday, Sunday and any other day which is a statutory holiday in the Province of British Columbia, Canada or the State of New York, U.S.A.;

(g)

“Cause” with respect to any Participant, shall mean (i) a Participant’s willful misconduct, (ii) a willful failure of a Participant to perform his or her duties, (iii) a Participant’s insubordination, theft, dishonesty, or any other willful conduct that is detrimental to the Company or its subsidiaries, (iv) cause for termination of employment or other service contract at common law, or (v) such other cause as the Board of Directors in good faith reasonably determines provides cause for the discharge of the Participant or termination of the Participant’s relationship with the Company;

(h)	“Change of Control” means:

(i)

the acquisition by any person or persons acting jointly or in concert (as determined by the Securities Act) (“Person”), whether directly or indirectly, of voting securities of the Company that, together with all other voting securities of the Company held by such Person, constitute in the aggregate more than 50% of all outstanding voting securities of the Company; provided, however, that for purposes of this subparagraph, the acquisition of additional securities by any one Person, who is considered to own more than 50% of all outstanding voting securities of the Company will not be considered a Change of Control;

(ii)

an amalgamation, arrangement or other form of business combination of the Company with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination; provided, however, that for purposes of this subparagraph, the acquisition of additional securities by any one Person, who is considered to own more than 50% of all outstanding voting securities of the Company will not be considered a Change of Control;

(iii)

a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subparagraph (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to a Related Entity, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity of which the Company has Control, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity of which a Person described in subparagraph (iii)(B)(3) has Control. For purposes of this subparagraph (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or

(iv)	any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board of Directors, in its sole discretion;

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control for Awards granted to Participants who are subject to U.S. taxation unless the transaction qualifies as a Change of Control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time. Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (x) its sole purpose is to change the state or jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(i)	“CEO” means the Chief Executive Officer of the Company;

(j)

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation;

(k)

“Committee” means a committee of directors or of other individuals satisfying applicable laws appointed by the Board of Directors, or a duly authorized committee of the Board of Directors, in accordance with ARTICLE 3.1 hereof;

(l)	“Common Share” means a common share without par value in the capital of the Company;

(m)

“Consultant” means a person other than an employee, officer or director of the Company or of any of its subsidiaries that is engaged to provide ongoing valuable services to the Company or an Affiliate;

(n)

“Control” by a person over a second person means the power to direct, directly or indirectly, the management and policies of the second person by virtue of: (i) ownership of or direction over voting securities in the second person; (ii) a written agreement or indenture; (iii) being or Controlling the general partner or manager of the second person; or (iv) being a trustee of the second person;

(o)	“Effective Date” has the meaning under paragraph 11.1 of the Plan.

(p)	“Eligible Persons” means directors, officers, employees or Consultants of the Company or of any of its subsidiaries, and an “Eligible Person” shall have a corresponding meaning;

(q)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(r)

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Board of Directors, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Board of Directors will determine the terms and conditions of any Exchange Program, in its sole discretion;

(s)

“Exercise Price” means the price per share at which Common Shares may be subscribed for by a Participant pursuant to a particular Share Option Agreement, as further described under paragraph 7.1(c) of the Plan;

(t)

“Fair Market Value Price” means, as applied to a specific date, the price of a Common Share that is based on the opening, closing, actual, high, low or average selling prices of a Common Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Board in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Common Share on the relevant date, or if no sales of Common Shares shall have occurred on the applicable date the closing price of the Common Shares on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Common Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Common Share as established by the Board acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

(u)	“Fiscal Year” means the fiscal year of the Company;

(v)

“Incentive Share Option” means an Option to purchase Common Shares with the intention that it qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations and guidance promulgated thereunder, such intention being evidenced by the resolutions of the directors at the time of grant;

(w)	“Optioned Shares” means the Common Shares that may be subscribed for by a Participant pursuant to a Share Option Agreement;

(x)	“Options” means share options granted hereunder to purchase Common Shares from treasury;

(y)	“Outside Director” means a director who is not an employee (including officer) of the Company or an Affiliate;

(z)	“Nonqualified Share Option” means an Option to purchase Common Shares other than an Incentive Share Option;

(aa)	“Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award;

(bb)	“Performance Criteria” means the one or more criteria that the Board of Directors shall select for purposes of establishing the performance goals for a Performance Period;

(cc)

“Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Board of Directors may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Share Award.

(dd)	“Performance Share Award” means an award of Common Shares which is granted pursuant to the terms and conditions of ARTICLE 9.4;

(ee)	“Plan” means this 2025 Equity Incentive Plan, as the same may from time to time be supplemented, amended and/or restated and in effect;

(ff)	“Prior Plan” means the Company’s 2015 Equity Incentive Plan, as amended.

(gg)	“Related Entity” means, for a company or corporation, a Person that Controls or is Controlled by the Company or that is Controlled by the same Person that controls that company or corporation;

(hh)	“Restricted Share Award” means an award of Common Shares which is granted pursuant to the terms and conditions of ARTICLE 9.1;

(ii)	“Restricted Share Unit Award” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Common Share, granted pursuant to the terms and conditions of ARTICLE 9.2;

(jj)

“Retirement” means retirement as an employee and/or officer of the Company, and if there is any question on whether a cessation of employment is by way of a retirement or not, the determination by the CEO (or in the CEO’s absence or in the case of a situation involving the cessation of employment of an executive officer of the Company, the Compensation Committee of the Board of Directors or the independent members of the Board of Directors) shall be conclusive and binding on the Participant;

(kk)

“Returning Shares” means the number of Common Shares subject to outstanding stock awards under the Prior Plan and that following the Effective Date (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued, (ii) are not issued because such stock award or any portion thereof is settled in cash, (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such Common Shares, or (iv) are withheld or used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

(ll)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan;

(mm)	“Section 16(b)” means Section 16(b) of the Exchange Act;

(nn)	“Securities Act” means the Securities Act (British Columbia);

(oo)	“Share Appreciation Right” means a right to receive the appreciation on Common Shares that is granted pursuant to the terms and conditions of ARTICLE 9.3;

(pp)	“Share Award” means any Restricted Share Award, Restricted Share Unit Award, Share Appreciation Right, Performance Share Award, or any other equity award granted under the Plan;

(qq)	“Stock Exchanges” means such stock exchanges or other organized market on which the Common Shares are listed or posted for trading, including the NASDAQ Stock Market LLC; and

(rr)	“Subsidiary” has the meaning assigned thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re-enacted.

2.2

Any question arising as to the interpretation of this Plan will be determined by the Board of Directors and, absent manifest error, such determination will be conclusive and binding on the Company and all Participants.

2.3

In this Plan, words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and unlimited partnerships, associations, trusts, incorporated organizations, joint ventures and governmental authorities.

ARTICLE 3

ADMINISTRATION OF PLAN

3.1

This Plan will be administered by the Board of Directors. The Board of Directors may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board of Directors that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board of Directors will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board of Directors or the Committee (as applicable). The Board of Directors may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest to the Board of Directors some or all of the powers previously delegated. For the purpose of delegation of administration of the Plan, one or more of the CEO and/or officers of the Company, if designated by the Board of Directors, will be deemed a Committee.

3.2

To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

3.3

The Board of Directors will take such steps which in its opinion are required to ensure that the Committee to which it has delegated the power to ensure that it has the necessary authority to fulfill its functions under this Plan.

3.4

Subject to the provisions of the Plan, the Board of Directors, and in the case of a Committee, subject to the specific duties delegated by the Board of Directors to such Committee, will have the authority, in its discretion:

(a)	to determine the Fair Market Value Price;

(b)	to select the Eligible Persons to whom Awards may be granted hereunder;

(c)	to determine the number of Common Shares to be covered by each Award granted hereunder;

(d)	to approve forms of Award Agreements for use under the Plan;

(e)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board of Directors (or Committee appointed by the Board of Directors) will determine;

(f)	to institute and determine the terms and conditions of an Exchange Program;

(g)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(i)

to modify or amend each Award (subject to ARTICLE 11 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to paragraph 8.1(d) of the Plan regarding Incentive Share Options); provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective;

(j)	to allow to satisfy withholding tax obligations in such manner as prescribed in paragraph 10.6 of the Plan;

(k)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board of Directors;

(l)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant, as applicable, under an Award; and

(m)	to make all other determinations deemed necessary or advisable for administering the Plan.

3.5

The Board of Directors has the authority to determine all questions arising out of the Plan and any Award granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Company and all other affected persons.

ARTICLE 4

REGULATIONS

4.1

The Board of Directors may from time to time establish such regulations, make such determinations and interpretations and take such steps in connection with this Plan which, in its opinion, are necessary or desirable for the administration of this Plan.

ARTICLE 5

COMPLIANCE WITH LAWS

5.1

The Plan, the grant, exercise, vesting, and/or settlement of Awards under the Plan and the Company’s obligation to issue Common Shares on exercise, vesting, or settlement of Awards will be subject to all applicable federal, provincial and foreign laws, rules and regulations and the rules of any regulatory authority or Stock Exchange on which the securities of the Company are listed. The Company shall not be required, or in any way obliged, to grant Awards or issue Common Shares if such grant or issuance would require registration of the Plan or of any Awards or Common Shares under the securities laws of any jurisdiction other than Canada or the United States. Common Shares issued to a Participant pursuant to the exercise, vesting, or settlement of an Award may be subject to limitations on sale or resale under applicable securities laws.

5.2

The Board of Directors may from time to time take such steps and require such documentation from Eligible Persons or Participants which in its opinion are necessary or desirable to ensure compliance with all applicable laws, the bylaws, rules and regulations of any Stock Exchanges.

5.3

The Board of Directors may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the exercise, vesting, or settlement of any Award in order to ensure such compliance, including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise, vesting, or settlement of any Award to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.

ARTICLE 6

COMMON SHARES SUBJECT TO PLAN

6.1

Subject to adjustment provided for herein, the number of Common Shares that may be issued pursuant to the Plan for the period from the Effective Date will be 3,000,000 Common Shares, plus the number of Returning Shares, which aggregate number of Common Shares will not exceed 8,382,681 Common Shares (the “Share Reserve”). The number of Common Shares which may be issued pursuant to the exercise of Incentive Stock Options shall equal 8,382,681 Common Shares.

6.2

The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Options or Share Awards.

6.3

Upon the expiry or termination of an Award which has not been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to a Restricted Share Award, Restricted Share Unit Award, or Performance Share Award is forfeited to or repurchased by the Company due to failure to vest, the number of unpurchased Common Shares reserved for issuance under that Award (or for Awards other than Options or Share Appreciation Rights the forfeited or repurchased Common Shares) shall become available for issue for the purpose of additional Awards which may be granted under this Plan (unless the Plan has terminated). With respect to Share Appreciation Rights, only Common Shares actually issued (i.e., the net Common Shares issued) pursuant to a Share Appreciation Right will cease to be available under the Plan; all remaining Common Shares under Share Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Common Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Restricted Share Awards, Restricted Share Unit Awards, or Performance Share Awards are repurchased by the Company or are forfeited to the Company, such Common Shares will become available for future grant under the Plan. Common Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Common Shares, such cash payment will not result in reducing the number of Common Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in paragraph 10.3, the maximum number of Common Shares that may be issued upon the exercise of Incentive Share Options will equal the aggregate Common Share number stated in the first sentence of paragraph 6.1, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Common Shares that become available for issuance under the Plan pursuant to the first sentence of paragraph 6.1 and this paragraph 6.3.

6.4

Participation in this Plan will be entirely voluntary and any decision not to participate will not affect an Eligible Person’s employment or other service relationship with the Company or any Related Entity.

6.5	Nothing in this Plan or in any Award Agreement will confer on any Participant any right to remain as an employee, officer, director or Consultant of the Company or any Related Entity.

6.6	Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of any Award.

6.7	A Participant will only have rights as a shareholder of the Company with respect to Shares that the Participant acquires through the exercise of an Option in accordance with its terms.

6.8

A holder of a Share Award will only have rights as a shareholder of the Company with respect to the Common Shares subject to the Share Award as specified and subject to restrictions as set out in the relevant agreement evidencing such Share Award.

6.9

The aggregate value of all compensation granted or paid, as applicable, in each case following the Effective Date, to any individual for service as an Outside Director with respect to any fiscal year, including Share Awards granted and cash fees paid by the Company to such Outside Director for his or her service as an Outside Director, will not exceed $750,000 in total value, calculating the value of any Share Awards based on the grant date fair value of such equity awards for financial reporting purposes.

ARTICLE 7

GRANT OF OPTIONS

7.1	Subject to the rules set out below, the Board of Directors may from time to time grant to any Eligible Person one or more Options as the Board of Directors deems appropriate:

(a)

Date Option Granted. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Board of Directors authorizes the grant of such Option or such other date as may be specified by the Board of Directors at the time of such authorization.

(b)

Number of Common Shares. The number of Common Shares that may be purchased under any Option by a Participant will be determined by the Board of Directors provided that such number may not be greater than the maximum number permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges. A Participant, at the time of granting an Option, may hold more than one Option.

(c)

Exercise Price. The exercise price (the “Exercise Price”) per Common Share under each Option will be determined by the Board of Directors by reference to the fair market price(s) of the Common Shares on the primary Stock Exchange for which most trading of the Common Shares occurs, generally by reference to the closing market price of the Common Shares, provided that such price may not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including those of the Stock Exchanges. Notwithstanding the foregoing, in the case of a Nonqualified Share Option or Incentive Share Option, the Exercise Price will be no less than one hundred percent (100%) of the Fair Market Value Price per Common Share on the date of grant, subject to the limitations applicable to Incentive Share Options set forth in paragraph 8.1(b) of the Plan. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value Price per Common Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(d)

Award Agreement. Each Option will be evidenced by an Award Agreement, which incorporates such terms and conditions as the Board of Directors, in its discretion, deems appropriate and consistent with the provisions of this Plan. Each Award Agreement will be executed by the Eligible Person to whom the Option is granted and on behalf of the Company by any member of the Board of Directors, the CEO or the Corporate Secretary of the Company or such other person as the Board of Directors may designate for such purpose.

(e)	Expiry of Options. Each Option will expire on the earlier of:

(i)	the date determined by the Board of Directors and specified in the Award Agreement pursuant to which such Option is granted, provided that such date may not be later than the earlier of

(A) the date which is the tenth anniversary of the date on which such Option is granted (except (1) in the circumstances where the tenth anniversary falls within, or within five Business Days after, the end of a Blackout Period, then instead of the tenth anniversary, the relevant date shall be the fifth Business Day after the end of such Blackout Period; provided, however, that the extension in this subparagraph (e)(i)(A)(1) shall be applied to any Option held by a Participant who is a U.S. taxpayer only to the extent that it would not violate Code Section 409A and (2) in the circumstances described in paragraph 8.1(b) of the Plan) and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges;

(ii)

in the event the Participant ceases to be an Eligible Person for any reason, other than death of the Participant, such period of time after the date on which the Participant ceases to be an Eligible Person as may be specified by the Board of Directors, which period may be specified in the specific Award Agreement with respect to such Option (but in no event granted beyond the original expiry date of the Option as provided for in subparagraph (i) above). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 90 days following the date the Participant ceases to be an Eligible Person due to termination without Cause or resignation (or 180 days following the date Participant ceases to be an Eligible Person due to such Participant’s Retirement, 365 days following the date Participant ceases to be an Eligible Person due to such Participant’s disability, and immediately upon Participant ceasing to be an Eligible Person due to the termination of such Participant as an Eligible Person for Cause). Unless otherwise provided by the Board of Directors, if on the date the Participant ceases to be an Eligible Person, the Participant is not vested as to his or her entire Option, the Common Shares covered by the unvested portion of the Option will revert to the Plan. If after the date the Participant ceases to be an Eligible Person, the Participant does not exercise his or her Option within the time specified by the Board of Directors, the Option will terminate, and the Common Shares covered by such Option will revert to the Plan;

(iii)

in the case of the death of a Participant prior to: (A) the Participant ceasing to be an Eligible Person; or (B) the date which is the number of days determined under subparagraph (ii) above, from the date on which the Participant ceased to be an Eligible Person; the date which is the 365th day after the date of death of such Participant or such other date as may be specified by the Board of Directors and which period will be specified in the Award Agreement with respect to such Option (but in no event beyond the original expiry date of the Option as provided for in subparagraph (i) above). Unless otherwise provided by the Board of Directors, if at the time of death Participant is not vested as to his or her entire Option, the Common Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Common Shares covered by such Option will revert to the Plan;

(iv)

notwithstanding the foregoing provisions of subparagraphs (ii) and (iii) of this paragraph 7.1(e), the Board of Directors may, subject to regulatory approval, at any time prior to expiry of an Option extend the period of time within which an Option held by a deceased Participant may be exercised or within which an Option may be exercised by an Participant who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the Option as provided for in subparagraph (i) above; and

(v)

notwithstanding the foregoing provisions, if the expiry of an Option pursuant to subparagraphs (ii) and (iii) of this paragraph 7.1(e) occurs during the Blackout Period applicable to the Participant or within five Business Days after the last day of a Blackout Period applicable to the Participant, the expiry date for the Option will be the last day of such five Business Day period, except in the event of expiry of Options following termination of a Participant’s employment or services (for a director) or contract as a Consultant for Cause.

(f)	Exercise of Options.

(i)

The Board of Directors may impose such limitations or conditions on the exercise or vesting of any Option as the Board of Directors, in its discretion, deems appropriate. Each Award Agreement will provide that the Option granted thereunder may be exercised by notice signed by the Participant and accompanied by full payment for the Common Shares being purchased or by other means, including without limitation electronic means via on-line arrangements, as the Board of Directors may from time to time approve and allow.

(ii)

The Board of Directors will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Board of Directors will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (A) cash; (B) cheque; (C) other Common Shares, provided that such Common Shares have a Fair Market Value Price on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised and provided that accepting such Common Shares will not result in any adverse accounting consequences to the Company, as the Board of Directors determines in its sole discretion; (D) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (E) by net exercise; (F) such other consideration and method of payment for the issuance of Common Shares to the extent permitted by the applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject; or (G) any combination of the foregoing methods of payment.

(g)	Reload Options. No Option may include provisions that “reload” the Option upon exercise.

ARTICLE 8

INCENTIVE SHARE OPTION LIMITATIONS

8.1

To the extent required by Section 422 of the Code, if applicable, Incentive Share Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under the Plan, the provisions under this Article shall prevail:

(a)

Dollar Limitation. To the extent the aggregate Fair Market Value Price (determined as of the grant date) of Common Shares with respect to which Incentive Share Options are exercisable for the first time during any calendar year (under the Plan and all other Share option plans of the Company) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a Nonqualified Share Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

(b)

10% Shareholders. If a Participant owns 10% or more of the total voting power of all classes of the Company’s shares, then the exercise price per share of an Incentive Share Option shall not be less than 110% of the fair market value of the Common Shares on the grant date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

(c)

Eligible Employees. Eligible Persons who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Share Options. For purposes of this paragraph (c), “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 424 of the Code.

(d)	Term. The term of an Incentive Share Option shall not exceed 10 years.

(e)

Exercisability. To qualify for Incentive Share Option tax treatment, an Option designated as an Incentive Share Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant reemployment rights are guaranteed by statute or contract. For purposes of this subparagraph (e), “total disability” shall mean a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Board of Directors.

(f)

Assignability. No Incentive Share Option granted under the Plan may be assigned or transferred by the Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime, such Incentive Share Option may be exercised only by the Participant.

(g)

Grant. No Incentive Share Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

ARTICLE 9

PROVISIONS OF SHARE AWARDS OTHER THAN OPTIONS.

The Board of Directors may in its discretion determine to grant other forms of Awards other than Options under this Plan on the terms and conditions set out below and all such other forms of share awards will be subject to the Share Reserve:

9.1	Restricted Share Awards.

(a)

Each Restricted Share Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Restricted Share Award may change from time to time, and the terms and conditions of separate Restricted Share Award need not be identical, provided, however, that each Award Agreement evidencing a Restricted Share Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. A Restricted Share Award may be awarded in consideration for (A) cash, cheque, bank draft or money order payable to the Company; (B) past services actually rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board of Directors, in its sole discretion, and permissible under applicable law.

(ii)

Vesting; Other Restrictions. Common Shares subject to a Restricted Share Award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule or other restrictions to be determined by the Board of Directors as specified in the Award Agreement evidencing the Restricted Share Award. Except as otherwise provided in this Plan, Common Shares subject to the Restricted Share Award will be released from escrow as soon as practicable after such Common Shares vest or the restrictions lapse or at such other time as the Board of Directors may determine. The Board of Directors, in its discretion, may accelerate the time at which any vesting conditions or other restrictions will lapse or be removed. On the date set forth in the Award Agreement, the Restricted Share Award for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(iii)

Voting Rights; Dividend and Other Distributions. Before the Common Shares subject to a Restricted Share Award vest, or otherwise remain subject to restrictions, Participants holding Common Shares subject to the Restricted Share Award granted hereunder (A) may exercise full voting rights with respect to those Common Shares, unless the Board of Directors determines otherwise, and (B) shall not be entitled to receive dividends or other distributions paid with respect to those Common Shares.

9.2	Restricted Share Unit Awards.

(a)

Each Restricted Share Unit Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Restricted Share Unit Award may change from time to time, and the terms and conditions of separate Restricted Share Unit Award need not be identical, provided, however, that each Award Agreement evidencing a Restricted Share Unit Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)

Consideration. At the time of grant of a Restricted Share Unit Award, the Board of Directors will determine the consideration, if any, to be paid by the Participant upon delivery of each Common Share subject to the Restricted Share Unit Award. The consideration to be paid (if any) by the Participant for each Common Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board of Directors in its sole discretion and permissible under applicable law.

(ii)

Vesting. At the time of the grant of a Restricted Share Unit Award, the Board of Directors may impose such restrictions or conditions to the vesting of the Restricted Share Unit Award as it, in its sole discretion, deems appropriate. The Board of Directors, in its discretion, may accelerate the time at which any vesting conditions or other restrictions will lapse or be removed. On the date set forth in the Award Agreement, the Restricted Share Unit Award for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan. Except as otherwise provided in the applicable Award Agreement, such portion of the Restricted Share Unit Award that has not vested will be forfeited upon the Participant’s termination of services or employment or engagement with the Company.

(iii)

Payment. Upon meeting the applicable vesting criteria, a Restricted Share Unit Award (or vested portion thereof) may be settled by the delivery of Common Shares, its cash equivalent, or in any combination thereof, as determined by the Board of Directors and contained in the Award Agreement evidencing the Restricted Share Unit Award.

(iv)

Additional Restrictions. At the time of the grant of a Restricted Share Unit Award, the Board of Directors, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Common Shares (or their cash equivalent) subject to a Restricted Share Unit Award to a time after the vesting of such Restricted Share Unit Award.

(v)

Dividend Equivalents. Before the Common Shares subject to a Restricted Share Unit Award are settled, Participants (A) shall not have any voting rights with respect to those Common Shares and (B) shall not be entitled to receive dividends or other distributions paid with respect to those Common Shares.

9.3	Share Appreciation Rights.

(a)

Each Share Appreciation Rights Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Share Appreciation Rights Award may change from time to time, and the terms and conditions of separate Share Appreciation Right Award need not be identical, provided, however, that each Award Agreement evidencing a Share Appreciation

Rights Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Term. No Share Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Share Appreciation Right Agreement.

(ii)

Exercise Price. The exercise under each Share Appreciation Right will be determined by the Board of Directors by reference to the fair market price(s) of the Common Shares on the primary Stock Exchange for which most trading of the Common Shares occurs, generally by reference to the closing market price of the Common Shares, provided that such price may not be less than one hundred percent (100%) of the Fair Market Value Price per Common Share on the date of grant.

(iii)

Calculation of Appreciation. The appreciation distribution payable on the exercise of a Share Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value Price (on the date of the exercise of the Share Appreciation Right) of a number of Common Shares equal to the number of Common Share equivalents in which the Participant is vested under such Share Appreciation Right, and with respect to which the Participant is exercising the Share Appreciation Right on such date, over (B) the aggregate Exercise Price of such number of Common Share equivalents being exercised.

(iv)

Vesting. At the time of the grant of a Share Appreciation Right, the Board of Directors may impose such restrictions or conditions to the vesting of such Share Appreciation Right as it, in its sole discretion, deems appropriate.

(v)

Exercise. To exercise any outstanding Share Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such Share Appreciation Right.

(vi)

Payment. The appreciation distribution in respect of a Share Appreciation Right may be paid in Common Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board of Directors and set forth in the Award Agreement evidencing such Share Appreciation Right.

(vii)

Expiry of Share Appreciation Rights. Each Share Appreciation Right will expire upon the date determined by the Board of Directors, in its sole discretion, and set forth in the Award Agreement evidencing Share Appreciation Rights. Notwithstanding the foregoing, the rules of subparagraph (e) of paragraph 7.1 also will apply to Share Appreciation Rights.

9.4	Performance Share Awards.

(a)

Each Performance Share Award will be evidenced by an Award Agreement that shall contain such terms and conditions as the Board of Directors shall deem appropriate. The terms and conditions of each Award Agreement evidencing a Performance Share Award may change from time to time, and the terms and conditions of separate Performance Share Award need not be identical, provided, however, that each Award Agreement evidencing a Performance Share Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)

Performance Objectives and Other Terms. The Board of Directors will set performance objectives or other vesting provisions (including, without limitation, continued status as an Eligible Person) in its discretion which, depending on the extent to which they are met, will determine the number or value of Common Shares subject to a Performance Share Award that will be paid out to the Participant. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Performance Share Award will be evidenced by an Award Agreement that will specify the

Performance Period, and such other terms and conditions as the Board of Directors, in its sole discretion, will determine. The Board of Directors may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal, provincial or state securities laws, or any other basis determined by the Board of Directors in its discretion.

(ii)

Vesting. After the applicable Performance Period has ended, the holder of Performance Share Award will be entitled to receive a payout of the number of Common Shares subject to the Performance Share Award earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Share Award, the Board of Directors, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Common Shares subject to the Performance Share Award.

(iii)

Payment. Upon meeting the applicable vesting criteria, a Performance Share Award (or vested portion thereof) may be settled by the delivery of Common Shares, its cash equivalent, or in any combination thereof, as determined by the Board of Directors and contained in the Award Agreement evidencing the Performance Share Award.

(iv)

Expiry of Performance Share Award. On the date set forth in the Award Agreement, all unearned or unvested Common Shares subject to a Performance Share Award will be forfeited to the Company, and again will be available for grant under the Plan.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1

Leave of Absence/Transfer Between Locations. Unless the Board of Directors provides otherwise and subject to applicable laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee in the case of (a) any leave of absence approved by the Company, (b) transfers between locations of the Company or between the Company, its parent, or any subsidiary, or (c) any statutory-protected leave. For purposes of Incentive Share Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the 1st day of such leave any Incentive Share Option held by the Participant will cease to be treated as an Incentive Share Option and will be treated for U.S. tax purposes as a Nonqualified Share Option.

10.2

Restrictions on Transfer. Unless the Board of Directors provides otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Board of Directors makes an Award transferable, such Award will contain such additional terms and conditions as the Board of Directors deems appropriate.

10.3	Adjustments; Dissolution or Liquidation; Merger or Change of Control.

(a)

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares occurs, the Board of Directors, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Common Shares that may be delivered under the Plan and/or the number, class, and price of Common Shares covered by each outstanding Award, and the Share Reserve.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Change of Control. Subject to the immediately following paragraph, in the event of a merger of the Company with or into another corporation or other entity or a Change of Control, each outstanding Award will be treated as the Board of Directors determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change of Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change of Control, and, to the extent the Board of Directors determines, terminate upon or immediately prior to the effectiveness of such merger or Change of Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board of Directors determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Board of Directors in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subparagraph (c), the Board of Directors will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award consistent with subparagraph (c)(i) of this paragraph 10.3, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Share Appreciation Rights, including Common Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Share Awards and Restricted Share Unit Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Share Appreciation Right is not assumed or substituted in the event of a Change of Control, the Board of Directors will notify the Participant in writing or electronically that the Option or Share Appreciation Right will be exercisable for a period of time determined by the Board of Directors in its sole discretion, and the Option or Share Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subparagraph (c), an Award will be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Shares for each Common Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the Change of Control is not solely common shares or common stock of the successor corporation or its Parent, the Board of Directors may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Share Appreciation Rights or upon the payout of a Restricted Share Unit, Performance Share Award, for each Common Share subject to such Award, to be solely common shares or common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the Change of Control.

Notwithstanding anything in this subparagraph (c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)

Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a director of the Company or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (which does not include resignation at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Share Appreciation Rights as to all of the Common Shares underlying such Award, including those Common Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Share Awards and Restricted Share Unit Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

10.4	Representations and Covenants of Award Holder. Each Award Agreement will contain representations and covenants of the holder that:

(a)

the holder is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or a person otherwise approved as an “Eligible Person” under this Plan by the Board of Directors on the date of grant;

(b)

the holder’s participation in the Plan is voluntary and the holder has not been induced to enter into such Award Agreement by the expectation of employment or engagement as a Consultant or continued employment or engagement as a Consultant with the Company or any Affiliate;

(c)

the holder is aware that the grant of the Award and the issuance by the Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document (other than a registration statement on Form S-8 with the United States Securities and Exchange Commission) qualifying the distribution of the Awards or the Common Shares to be distributed thereunder under any applicable securities laws and if such exemption for any reason becomes unavailable, the obligation of the Company to grant any Awards or issue any Common Shares upon the exercise, vesting, or settlement of an Award, as the case may be, will cease; and

(d)

the holder or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased pursuant to the exercise of the Share Awards, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.

10.5

Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any Stock Exchange on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board of Directors may impose such other clawback, recovery or recoupment provisions in an agreement evidencing the grant of the Awards as the Board of Directors determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Common Shares. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.

10.6	Taxes

(a)

Withholding Requirements. Prior to the delivery of any Common Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. or Canadian federal, provincial, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements. The Board of Directors, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Common Shares having a Fair Market Value Price equal to up to the maximum statutory amount that may be withheld with respect to the Participant, or (c) delivering to the Company already-owned Common Shares having a Fair Market Value Price equal up to the maximum statutory amount that may be withheld with respect to the Participant. The Fair Market Value Price of the Common Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)

Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Board of Directors. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board of Directors. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

ARTICLE 11

SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

11.1

The Plan will become effective upon its adoption by the Board of Directors (the “Effective Date”). It will continue in effect for a term of ten (10) years from the date adopted by the Board of Directors, unless terminated earlier under paragraph 11.2 of the Plan.

11.2

The Board of Directors will have the right at any time and from time to time to suspend, amend or terminate this Plan in any manner without consent or approval from Participants or shareholders (provided that no such suspension, amendment or termination may be made that will materially prejudice the rights of any Participant under any Award previously granted to such Participant without consent by such Participant).

11.3	The full powers of the Board of Directors as provided for in this Plan will survive the termination of this Plan until all Awards have been exercised or settled in full or have otherwise expired.

ARTICLE 12

APPLICABLE LAW

12.1

The laws of the Province of British Columbia shall apply to the Plan and any Award Agreement evidencing the grant of Awards granted hereunder and will be interpreted and construed in accordance with the laws of the Province of British Columbia.

12.2

Subject to any written agreement between the parties, the parties will submit all their disputes arising out of or in connection with the Plan to the exclusive jurisdiction of the courts of the Province of British Columbia.

ARTICLE 13

STOCKHOLDER APPROVAL

13.1

The Plan will be subject to shareholder approval within 12 months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under applicable laws.

xBiotech Next generation antibody therapy P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. XBiotech Inc. Annual Meeting of Stockholders For Stockholders of record as of July 24, 2025 Friday, August 29, 2025 10:00 AM, Central Time This event will be held live via the Internet- please visit www.proxydocs.com/XBIT for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Central Time, August 29, 2025. Internet: www.proxypush.com/XBIT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-243-5061 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/XBIT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints John Simard and Angela Hu (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of XBiotech Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

xBiotech Next generation antibody therapy XBiotech Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR WITHHOLD AGAINST ABSTAIN 1. Elect 5 nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified. 1.01 John Simard 1.02 Thomas Kündig 1.03 Craig Rademaker 1.04 Tevi D. Troy 1.05 David Soffer 2. To ratify the selection by the Audit Committee of the Board of Directors of Whitley Penn LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 4. To approve the Company’s 2025 Equity Incentive Plan. You must register to attend the meeting online and/or participate at www.proxydocs.com/XBIT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date